U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

Preliminary Information Statement

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

1st Realty Investments, Inc.

(Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box)

No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.001

(2)	Aggregate number of securities to which transaction applies: 18,904,649

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Estimated value per share of Great Western Land and Recreation, Inc. common stock to be acquired based on the par value of $0.001 per share is $18,904.

(4)	Proposed maximum aggregate value of transaction: $2,074,168

(5)	Total fee paid: $414.83

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

1ST REALTY INVESTMENTS, INC.
5115 N. Scottsdale Road, Suite 101
Scottsdale, AZ 85250

July 29, 2002

Dear Stockholder:

With this letter we are sending to all stockholders of record on July 25, 2002, of 1st Realty Investments, Inc., (“we” or “our”), an Information Statement describing the following actions taken by our stockholders in a written consent of holders of a majority of the outstanding shares of our common stock entitled to vote in lieu of an annual meeting:

1.	To elect the following as directors of our Company to serve until the next annual meeting of stockholders or until their successors are elected:

Jay N. Torok William Szilagyi Roger B. Clark Daniel Tracy

2.	To appoint Grant Thornton LLP as our auditors for the fiscal year ending August 31, 2002.

3.	To effect a reverse split of our common stock on the basis of one new share for each eight shares of common stock held currently by each stockholder. Following this reverse split, we will have 2,187,359 shares of common stock, par value $.001, outstanding.

4.	To approve a merger agreement with Great Western Land and Recreation, Inc., a Delaware corporation, whereby Great Western will merge with and into our corporation and we will be the surviving entity, subject to satisfaction of the terms and conditions included in the Merger Agreement dated July 23, 2002.

5.	To amend our Articles of Incorporation to change our corporate name to Great Western Land and Recreation, Inc.

6.	To amend our Articles of Incorporation to increase the authorized common stock from 3,125,000 (after the eight for one reverse stock split) to 30,000,000.

7.	To approve and delegate authority to the president to effect a reserve split of our common stock of one share for up to each five shares of common stock outstanding at any time prior to or during the 24 month period following the effective date of the Merger, but in any event no later than January 31, 2005 (the “Second Reverse Stock Split”).

8.	To approve and delegate the authority to the president to amend our Articles of Incorporation to return our authorized number of shares of common stock to 30,000,000 shares, should our authorized number of shares of common stock be reduced by effecting the Second Reverse Stock Split.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

On July 23, 2002, our board of directors fully reviewed and unanimously approved each of the eight matters listed above, including the Agreement and Plan of Merger with Great Western dated July 23, 2002 (the “Merger Agreement”). Great Western’s stockholder approved the Merger Agreement on July 23, 2002. Our board of directors has considered the consideration provided in the Merger Agreement and has determined that it is fair to our stockholders. On July 25, 2002, stockholders of our Company holding approximately 54% of our outstanding common stock executed a written consent in favor of each of the eight proposals described in this letter and in the Information Statement mailed to you with this letter. The approval of the items by the board of directors and by the written consent of the holders of a majority of the outstanding stock of the company is sufficient to authorize the items under our by-laws and under Section 78.320 of the Nevada Revised Statutes. Accordingly, the actions will not be submitted to our other stockholders for a vote. This Information Statement is being furnished to you to provide you with certain information concerning these proposals in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14c. Pursuant to Rule 14c-2, these proposals will not be effective until at least 20 days after the attached Information Statement has first been sent out to all of our stockholders.

By Order of the Board of Directors,

/s/ William Szilagyi
William Szilagyi, President

1ST REALTY INVESTMENTS, INC.
INFORMATION STATEMENT

General Information

This Information Statement is being sent to you by our board of directors in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the actions. This action has been taken by written consent of a majority of the stockholders of 1st Realty instead of at an annual meeting of stockholders and no annual meeting will be held. The actions approved by unanimous vote of the board of directors and by written consent of a majority of the common shares outstanding are:

1.	To elect as directors of 1st Realty the following individuals, to serve until the next annual meeting or until their successors are elected: Jay N. Torok, William Szilagyi, Roger B. Clark and Daniel Tracy.

2.	To appoint Grant Thornton LLP as our auditors for the fiscal year ending August 31, 2002.

3.	To effect a reverse split of our common stock on the basis of one new share for each eight shares of common stock held currently by each stockholder. Following this reverse split, we will have 2,187,359 shares of common stock, par value $.001, outstanding.

4.	To approve a merger agreement with Great Western Land and Recreation, Inc., a Delaware corporation, whereby Great Western will merge with and into our corporation and we will be the surviving entity, subject to satisfaction of the terms and conditions included in the Merger Agreement dated July 23, 2002.

5.	To amend our Articles of Incorporation to change our corporate name to Great Western Land and Recreation, Inc.

6.	To amend our Articles of Incorporation to increase the authorized common stock from 3,125,000 (after the eight for one reverse stock split) to 30,000,000.

7.	To approve and delegate the authority to the president to effect a reserve split of our common stock on the basis of one share for up to each five shares of common stock outstanding at any time prior to or during the 24 months period following the effective date of the Merger, but in any event no later than January 31, 2005 (the “Second Reverse Stock Split”).

8.	To approve and delegate the authority to the president to amend our Articles of Incorporation to return our authorized number of shares of common stock to 30,000,000 shares, should our authorized number of shares of common stock be reduced by effecting the Second Reverse Stock Split.

This Information Statement is first being mailed on or about August      , 2002, to the holders of record of our common stock as of the close of business on July 25, 2002.

Actions Taken by Majority Written Consent in Lieu of an Annual Meeting

On July 25, 2002 stockholders holding a majority of our outstanding shares of common stock signed a written consent approving of the eight items listed above. There will NOT be an Annual or Special Meeting of the Stockholders of 1st Realty. The approval of these items by the written consent of the holders of a majority of the outstanding stock of the company is sufficient to authorize the items covered by this Information Statement under our by-laws and under Section 78.320 of the Nevada Revised Statutes.

Availability of Additional Information

PLEASE READ THIS ENTIRE INFORMATION STATEMENT. Further information is available by request or can be accessed on the Internet. 1st Realty is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has resumed filing annual and quarterly reports, Information Statements and other information with the SEC as of June 25, 2002. Reports and other information filed by 1st Realty can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we have sent to you with this Information Statement a copy of our Form 10-KSB Annual Report and a copy of the Merger Agreement filed as an exhibit to Form 8-K filed on or about July 29, 2002, with the SEC announcing the proposed merger, both of which include more information about the actions being taken.

Dissenters’ Rights

Holders of 1st Realty’s common stock that follow the appropriate procedures are entitled to dissent from the consummation of the merger and receive payment of the fair value of their shares under Sections 92A.300 through 92A.500 of the Nevada General Corporation Law. In the event that the holders of more than 20% of the outstanding common stock of 1st Realty dissent from the consummation of the merger, Great Western has the right to terminate the merger agreement.

The following discussion summarizes the material applicable provisions of the Nevada dissenters’ rights statute. You are urged to read the full text of the Nevada dissenters’ rights statute, which is reprinted in its entirety and attached as Appendix A to this Information Statement. A person having a beneficial interest in shares of 1st Realty’s common stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if the beneficial holder wishes to perfect any dissenters’ rights the beneficial holder may have.

This discussion and Appendix A should be reviewed carefully by any stockholder of 1st Realty who wishes to exercise statutory dissenters’ rights or who wishes to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters’ rights statute may result in a termination or waiver of dissenters’ rights under the Nevada dissenters’ rights statute.

Under the Nevada dissenters’ rights statute, each 1st Realty stockholder who has not consented to the merger has the right to dissent from the merger and demand payment of the fair value of his or her shares of 1st Realty common stock. A dissenting stockholder’s failure to vote against the merger will not constitute a waiver of the stockholder’s right to dissent from the merger. The “fair value” of the shares as used in the Nevada dissenters’ rights statute is determined immediately prior to the effectiveness of the merger, excluding any appreciation or depreciation in anticipation of the merger (unless such exclusion would be inequitable).

Except for a record holder, such as a broker, who holds shares as nominee for several beneficial owners, each holder of record desiring to dissent must dissent as to all his shares. A record holder serving as a nominee may exercise dissenters’ rights with respect to all, but not less than all, the shares of stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written notice of intent to dissent should set forth the number of shares as to which payment is sought and the name and address of each beneficial owner as to whom the record owner is dissenting. A beneficial owner may also directly exercise the right of dissent with the written consent of the record holder, which must be provided to 1st Realty no later than the time the notice of exercise of dissenters’ rights is given, as provided above. In such a case the beneficial owner must dissent as to all shares which he owns or over which he has voting control. Stockholders who hold their shares in brokerage accounts or other nominee form and who wish to exercise dissenters’ rights are urged to consult with their brokers to determine the appropriate procedures.

Within 10 days after the effective date of the merger, 1st Realty will give written notice by certified mail to each stockholder, except for any stockholder who voted for or consented in writing to the merger. The notice must state where demand for payment must be sent and where share certificates shall be deposited, among other information, and must include a form for demanding payment. By the date set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting stockholder must make a written demand on 1st Realty for payment of the fair value of his or her shares and deposit his or her share certificates in accordance with the notice.

With respect to shares acquired before the merger was made public, within 30 days of receipt of a properly executed demand for payment, 1st Realty must pay the dissenting shareholder what 1st Realty determines to be the fair value for the shares, plus interest. Payment must be accompanied by specific financial records of 1st Realty, a statement of the company’s fair value estimate, including how interest was calculated, information regarding the dissenting shareholder’s right to challenge the fair value estimate, and copies of relevant portions of the Nevada Revised Statutes.

With respect to shares acquired after the merger was first made public, a dissenting shareholder is only entitled to receive payment of the amount 1st Realty estimates is the fair value of your shares if you accept that estimate. If you wish to contest that estimate, you may do so, but you will receive no payment until the contest is resolved.

A dissenting stockholder, within 30 days following receipt of payment for the shares, may send 1st Realty a notice containing such stockholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to 1st Realty’s payment of fair value to such stockholder.

If a demand for payment remains unsettled, 1st Realty shall petition the court to determine fair value and accrued interest. If 1st Realty fails to commence an action within 60 days following the receipt of the stockholder’s estimate of fair value, 1st Realty shall pay to the stockholder the amount demanded by the stockholder in the stockholder’s notice containing the stockholder’s estimate of fair value and accrued interest.

All dissenting stockholders whose demands remain unsettled, whether residents of Nevada or not, must be made parties to the action and the court shall render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the appraisal action will be determined by the court and will be apportioned and assessed as the court may find equitable upon the parties or any of them. In addition, reasonable fees and expenses of counsel and experts may be assessed against 1st Realty if the court finds that it did not substantially comply with the requirements of the Nevada dissenters’ rights statute or that it acted arbitrarily, vexatiously or not in good faith.

Voting Securities and Voting Rights

The shares of our common stock, par value $.001 (“Common Stock”) are our only voting securities currently outstanding. The holders of each share of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. As of July 25, 2002, the Record Date, there were 17,518,525 shares of our Common Stock outstanding. Under Nevada Law action may be taken by the written consent of the holders of a majority of a Nevada corporation’s outstanding voting securities. On July 25, 2002, the holders of a majority of our outstanding voting securities signed such a written consent approving each of the items covered by this Information Statement.

Security Ownership of Certain Beneficial Owners and Management before the Merger

The following table sets forth information concerning the current beneficial ownership of our common stock, as of July 25, 2002, the Record Date, without giving effect to the one for eight reverse stock split of our shares, by (i) each person known by us to be a beneficial owner of more than 5% of our issued and outstanding stock; (ii) our officers and directors; and (iii) the officers and directors as a group.

	Shares	Percent of
	Beneficially	Shares
Name and Address of Beneficial Owner	Owned (1)	Outstanding

Five Percent Shareholders:

David Theroux (2)	2,033,424	11.6%

Great Western Land and Recreation, Inc. (3) (7)	2,500,000	14.3%

Amortibanc Investments, L.C. (3) (4) (7)	2,500,000	14.3%

Willard W. Garvey Revocable Trust (3) (7)	2,500,000	14.3%

Willard W. Garvey Trust Number Thirteen (3) (7)	2,500,000	14.3%

Directors and Executive Officers:

Jay. N Torok (5) (8)	1,839,336	10.4%

William Szilagyi (5) (8)	1,346,521	7.6%

Roger B. Clark (6) (10)	765,810	4.3%

All Directors and Executive Officers as a Group (3 persons)	3,951,667	21.6%

(1)  In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days after July 25, 2002. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder. For purposes of this table, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)  The address for David Theroux is 300 West Douglas, Suite 422, Wichita, KS 67202.

(3)  The address for Great Western Land and Recreation, Inc., the Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen is 5115 N. Scottsdale Road, Suite 101, Scottsdale, AZ 85250. Amortibanc Investments, L.C. beneficially owns 100% of the outstanding shares of Great Western. Amortibanc Investments disclaims beneficial ownership of these shares. The Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen are the only members of Amortibanc Investments and thereby share beneficial ownership of these shares.

(4)  The address for Amortibanc, L.C. is 300 West Douglas, Wichita, KS 67202.

(5)  The address for Messrs. Torok and Szilagyi is 5115 North Scottsdale Road, Suite 101, Scottsdale, AZ 85250.

(6)  The address for Mr. Clark is 6 Cardinal Road, Hilton Head, SC 29926.

(7)  Includes 2,500,000 shares owned by Amortibanc Investments, LC of which the Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen are the only members and, thereby, share beneficial ownership of these shares.

(8)  Includes 1,328,556 shares of common stock owned by Mr. Torok, 81,320 shares owned by Lone Pine Industries, Inc., a company controlled by Mr. Torok, 179,460 shares owned by Western Reserve Environmental Services, a company in which Mr. Torok has an interest, primarily in a joint trust with Anne V. Hodgkins, Mr. Torok’s wife, and 250,000 shares of common stock issuable upon the exercise of vested stock options.

(9)  Includes 1,096,521 shares of common stock owned by Mr. Szilagyi and 250,000 shares of common stock issuable upon the exercise of vested stock options.

(10)  Includes 500,000 shares of common stock owned by Mr. Clark, 15,810 shares owned by Clark-Bemis Lumber Company, a company controlled by Mr. Clark, and 250,000 shares of common stock issuable upon the exercise of vested stock options.

Securities Ownership of Certain Beneficial Owners and Management After the Merger

The following table sets forth information concerning the beneficial ownership of our post split common stock following the Merger by (i) each person we believe will be a beneficial owner of more than 5% of our issued and outstanding stock; (ii) the persons who will serve as our officers and directors after the consummation of the Merger; and (iii) our designee officers and directors as a group.

	Shares	Percent of
	Beneficially	Shares
Name and Address of Beneficial Owner	Owned (1)	Outstanding

Five Percent Shareholders:

Amortibanc Investments, L.C. (2)	18,904,649	91.0%

Willard W. Garvey Revocable Trust (2)	18,904,649	91.0%

Willard W. Garvey Trust Number Thirteen (2)	18,904,649	91.0%

Directors and Executive Officers:

Jay. N Torok (3) (5)	1,129,916	5.2%

William Szilagyi (3) (6)	618,315	2.9%

Ron O’Connor (3)	—	—

Roger B. Clark (4) (7)	95,726	0.5%

Daniel Tracy (8)	—	—

All Directors and Executive Officers as a Group (5 persons)	1,843,957	8.3%

(1)  In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days after July 25, 2002. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder. For purposes of this table, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)  The address for Amortibanc Investments L.C. is 300 West Douglas, Suite 422, Wichita, KS 67202. The address for the Willard Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen is 5115 N. Scottsdale Road, Suite 101, Scottsdale, AZ 85250. Amortibanc Investments, L.C. disclaims beneficial ownership of these shares. The Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen are the only members of Amortibanc Investments L.C. and thereby share beneficial ownership of these shares. Does not include 84,726 shares of common stock owned by David Theroux, Mr. Garvey’s son-in law, 84,726 shares in the name of Paul Theroux for whom David Theroux is custodian, or 84,726 shares in the name of Drake Theroux, for whom David Theroux is custodian.

(3)  The address for Messrs. Torok, Szilagyi and O’Connor is 5115 North Scottsdale Road, Suite 101, Scottsdale, AZ 85250.

(4)  The address for Mr. Clark is 6 Cardinal Road, Hilton Head, SC 29926.

(5)  Includes 166,069 shares of common stock owned by Mr. Torok, 10,165 shares owned by Lone Pine Industries, Inc., a company controlled by Mr. Torok, 22,432 shares owned by Western Reserve

Environmental Services, a company in which Mr. Torok has an interest, primarily in a joint trust with Anne V. Hodgkins, Mr. Torok’s wife, and 931,250 shares of common stock issuable upon the exercise of vested stock options.

(6)  Includes 137,065 shares of common stock owned by Mr. Szilagyi and 481,250 shares of common stock issuable upon the exercise of vested stock options.

(7)  Includes 62,500 shares of common stock owned by Mr. Clark, 1,976 shares owned by Clark-Bemis Lumber Company, a company controlled by Mr. Clark, and 31,250 shares of common stock issuable upon the exercise of vested stock options.

(8)  The address for Mr. Tracy is 88 Wood Pond Road, West Hartford CT 06107-3541.

Following is a description of the items covered by this Information Statement. These items have been approved by written consent of the holders of a majority of our outstanding common stock.

THERE WILL BE NO ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS AND YOU
ARE NOT BEING ASKED FOR A PROXY

PROPOSAL ONE

Election of Post-Merger Directors

Our stockholders owning a majority of our outstanding common stock approved the election of Jay N. Torok, William Szilagyi, Roger B. Clark and Daniel Tracy to serve as directors on our board until our next Annual Meeting or until their successors are elected.

Name	Age	Proposed Position

Jay N. Torok	62	President, Chief Executive Officer and Chairman

William Szilagyi	56	Senior Vice President and Board member

Roger B. Clark	67	Board member

Daniel Tracy	61	Board member

Jay N. Torok served as Chairman of our board of directors, President and Chief Executive Officer from our inception in 1988 until early 1992. He again agreed to serve as our Chairman in 1994, and has held that position since that date. During these periods, Mr. Torok served in various positions with our subsidiary companies, including First National Realty Associates of Georgia, Inc. and Hamer Holding Group, Inc. In mid-1992, together with these subsidiaries, we filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code. All petitions were voluntarily converted to Chapter 7 liquidations and the companies’ assets were liquidated and distributed in 1994. Mr. Torok currently serves as the President and Chief Executive Officer of Amortibanc Management, L.C. since 1993 and as Chairman of the Board, President and Chief Executive Officer of Great Western since its inception. In addition Mr. Torok has served as Executive Vice President of Amortibanc, Inc. and President of Amortibanc Land and Cattle, L.L.C., Southwest Land and Cattle, L.L.C. and Firebird Financial, L.L.C., as well as other Amortibanc affiliates engaged in real estate development or venture capital. Prior to joining the Amortibanc group of companies, from 1986 to 1992, Mr. Torok served as President and Chief Executive Officer of Lone Pine Capital, a venture capital company specialized in acquisitions management. Prior to joining Lone Pine Capital, from 1981 to 1985, Mr. Torok served as President and Chief Executive Officer of Merrill Lynch Realty, Inc. Under Mr. Torok’s management, Merrill Lynch Realty, Inc. grew from 100 offices to over 380 offices in 38 cities in the United States and 4 foreign cities, becoming the world’s largest real estate brokerage firm. Prior to joining Merrill Lynch Realty, Inc., Mr. Torok served in various positions, including President of the Container and Core Division of Clevepak Corporation, a former NYSE listed company, President of Associated Forest Products, Inc., Vice President of Finance of Wausau Paper Mills, a Nasdaq quoted company and Controller of the Forest Products Division and the Land Development Division of Owens Illinois, Inc., a Fortune 100 company. Mr. Torok received his M.B.A. from Dartmouth in 1962 and attended law school at Temple University.

William Szilagyi has served as a member of our board of directors since 1988. From our inception in 1988 until 1990 he was our Executive Vice President, and in 1991 he became our President and Chief Operating Officer. During this period, Mr. Szilagyi served in various positions with our subsidiary companies, including First National Realty Associates of Georgia, Inc. and Hamer Holding Group, Inc. In mid-1992, together with these subsidiaries, we filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code. All petitions were voluntarily converted to Chapter 7 liquidations and the companies’ assets were liquidated and distributed in 1994. Mr. Szilagyi currently serves as the Vice President of Operations of Amortibanc Management since 1996 and senior vice president of Great Western since its inception. Since 1998, Mr. Szilagyi has also served as the President of UniLoan, a mortgage brokerage company specializing in the needs of new homebuilders and since 1998 as Vice President and Director of Firebird Financial, L.L.C., a mortgage investment company. Prior to joining the Amortibanc group of companies, Mr. Szilagyi served as President of Merrill Lynch Realty, Inc. / Beach Cities Company in California. During his tenure with the Merrill Lynch Realty, Inc., Mr. Szilagyi developed a Real Estate Owned Division to address the needs of bank owned properties, turned around multiple unprofitable subsidiaries and created a Resorts Division that managed and marketed resort properties throughout the West. In addition, while with the Merrill Lynch, Mr. Szilagyi created a multilingual international real estate network that targeted properties in Central and South America, Mexico, Canada and the Pacific Rim. Mr. Szilagyi, also served as Marketing Director with Merrill Lynch Realty Associates, Inc. where he wrote the company’s Policy and Procedure Manual and New Sales Associate Training and Marketing Manual. Prior to that, Mr. Szilagyi was employed by the Forest E. Olsen Company, a Coldwell Banker company, where he supervised 18 real estate offices in the greater Los Angeles metropolitan area. Mr. Szilagyi received his bachelors degree in business from California State University in 1967. Mr. Szilagyi has written two books and given numerous seminars on the advantages of real property ownership and investment.

Roger B. Clark has served as a member our board of directors since 1990. Mr. Clark has been President and Chief Executive Officer of GlennCon, Inc. a leading supplier of goods and services to the worldwide public gaming industry since 1984. From 1970 to 1983, Mr. Clark served in several positions with Glendinning Companies, including president of Glendinning Companies, North America from 1978-83, during which time he was responsible for all U.S. operations, including the consulting, retail promotion, telecom and lottery divisions. Prior to that, Mr. Clark was employed by Procter & Gamble. Mr. Clark received his bachelors degree in economics from Amherst College in 1955.

Daniel Tracy has been nominated to serve as member of our board of directors beginning in 2002. Mr. Tracy is a business consultant and director. Mr. Tracy is currently a director of Edac Technologies Corporation, a publicly traded manufacturer of aerospace components. Mr. Tracy is also a trustee of the YMCA of Metropolitan Hartford, and Renbrook School. In 1998, Mr. Tracy concluded a 35-year career with Arthur Andersen, an international accounting and consulting firm. From 1994 to 1998, Mr. Tracy was responsible for Andersen’s SEC practice in Asia and lived in Hong Kong. In that role he counseled Asian companies involved in private placements and public offerings in the U.S., London and Asian markets. He worked on the first of such public offerings in the U.S. market for companies in China, Taiwan and Korea, as well as offerings of companies in Indonesia, Australia, the Philippines, Hong Kong, Singapore and Malaysia. From 1975 to 1994, Mr. Tracy was the partner in charge of Andersen’s audit and accounting practice in Hartford, CT (1980-1994) and Rochester, NY (1975-1980). Mr. Tracy received his bachelors degree and MBA from Dartmouth College.

After the Merger has been consummated, Mr. Torok will continue serving as our Chairman of the Board and will also be appointed to serve as our President and Chief Executive Officer. Mr. Szilagyi will resign as our President, but will be appointed to serve as our Senior Vice President and will remain serving as one of our directors. Mr. Clark will remain serving as one our directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the

Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. We have not received any copies of such forms during the year ended August 31, 2001. Based solely on a review of our transfer books, we believe that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock complies with all Section 16(a) filing requirements during such fiscal year, except that William Szilagyi received 100,000 shares of common stock in November 1999 for services rendered to us and each of Jay N. Torok, William Szilagyi and Roger B. Clark received vested stock warrants in November 1999 to purchase 250,000 shares of common stock.

Audit Committee

We do not presently have an audit committee of our board of directors, but we intend to appoint an audit committee within 90 days after consummation of the Merger. Our audit committee will consist solely of independent, non-employee directors.

Compensation of Directors and Executive Officers

We have not paid any compensation to any officer or director during the past three years, however we have granted stock options and restricted stock to our officers and directors during the past three years. In November 1999, we granted 100,000 shares of restricted stock, with an estimated value of $1,000 to our president, William Szilagyi, for services rendered to the Company. Also in November 1999, we granted the following stock options to our officers and directors:

	Number of	Percent of				Potential Realizable Value
	Shares of	Total				at Assumed Annual Rate
	Common Stock	Options				of Stock Price
	Underlying	Granted to				Appreciation for the
	Options	Employees in	Exercise		Expiration	Option Term
Name	Granted	Fiscal Year	Price	Grant Date	Date	5%	10%

Jay N. Torok	250,000	33.3%	$0.10	11/2/1999	11/2/2009	$—	$—

William Szilagyi	250,000	33.3%	$0.10	11/2/1999	11/2/2009	$—	$—

Roger B. Clark	250,000	33.3%	$0.10	11/2/1999	11/2/2009	$—	$—

These options were granted under our stock option plan and were fully vested and exercisable on the date of grant. None of our officers or directors exercised options to purchase our common stock during the past three years.

We currently have no retirement, pension, profit sharing, or insurance or medical reimbursement plans covering our officers or directors. However, Great Western maintains a 401(k) profit sharing plan for the benefit of its eligible employees. Great Western makes a matching contribution equal to 50% of each participant’s eligible contributions to a maximum of 6% of each participant’s compensation. Great Western can also make a discretionary contribution determined annually by its board of directors. In addition, Great Western maintains medical and dental insurance plans for its officers and employees. We plan to continue these benefits after the consummation of the Merger Agreement.

We have not made nor do we contemplate making any loans to any of our officers or directors.

PROPOSAL TWO
Appointment of Independent Public Accountants

Our stockholders owning a majority of our outstanding common stock approved re-appointment of our current accountant, Grant Thornton LLP, as our independent public accountant for the fiscal year ending August 31, 2002. Grant Thornton LLP has served as our auditor since 2001.

PROPOSAL THREE
Reverse Stock Split

Our stockholders owning a majority of our outstanding common stock approved the reverse split of our common stock on the basis of one new share for each eight shares of common stock held currently by each stockholder. Following this reverse split, we will have 2,187,359 shares of common stock, par value $.001, outstanding.

PROPOSAL FOUR
Merger with Great Western Land and Recreation, Inc.

Our stockholders owning a majority of our outstanding common stock approved a merger agreement with Great Western Land and Recreation, Inc., a Delaware corporation, whereby Great Western will merge with and into our corporation and we will be the surviving entity, subject to satisfaction of the terms and conditions included in the Merger Agreement dated July 23, 2002.

Background and Reasons for the Merger

We were founded with the intended purpose of becoming primarily a national residential real estate brokerage company, focusing on relatively affluent markets in geographically diverse market areas. Between 1988 and 1991, we grew primarily through the acquisition of other real estate brokerage companies in multiple states. However, principally due to the downturn in the real estate industry in the early 1990’s, we were unable to generate profitable operations. On April 6, 1992, we filed a voluntary petition in the United States Bankruptcy Court for the District of Georgia to reorganize under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). On January 21, 1993, we voluntarily converted our petition to a case under Chapter 7 of the Bankruptcy Code. All of our assets were subsequently liquidated and the proceeds distributed, and the bankruptcy was dismissed on September 27, 1994. From that date through the end of fiscal 2000, we had no operations. We did, however, incur approximately $51,000 in administrative and legal expenses during that time. We paid for these costs either by issuing common stock or through advances we received from Great Western, a related company that owns 14.3% of our common stock.

On September 29, 2000, we purchased a $20,000 note receivable, issued by an unrelated company in connection with a sale of real estate, bearing interest at 9%. This note receivable was purchased from Great Western in exchange for 500,000 shares of our common stock. On December 29, 2000, we purchased ownership interests in nine entities from Great Western in exchange for a $951,629 note payable and 1,000,000 shares of our common stock. The most significant of these interests were a 25.52% ownership in Laguna at Arrowhead Apartments L.L.C., (“Laguna”) which owns an apartment complex in Phoenix, Arizona and a 51% interest in Firebird Financial L.L.C, (“Firebird Financial”) an entity that was formed to provide second mortgage financing in the Houston, Texas area. Firebird Financial has not funded any new loans since 1998, and does not have any current plans to fund additional loans in the future.

Other than our investments in Laguna and Firebird Financial, we currently have no operations, no business plan and no revenues. We believe that Great Western has developed a business and has a business model that can attract additional capital and will develop significant revenues and profits for us and that the Merger has the potential to offer a substantially greater opportunity for our stockholders than does our current business plan.

Recommendations of 1st Realty’s Board of Directors

On July 23, 2002, our board of directors fully reviewed and unanimously approved the Merger Agreement with Great Western. Our board of directors has determined that the consideration provided in the Merger Agreement is fair to our stockholders. A majority of the holders of our common stock have consented in writing to the completion of the transaction, which is sufficient under our by-laws and under Section 78.320 of the Nevada Revised Statutes to approve the transaction. In reaching its conclusions, our board of directors considered:

Our current financial position, lack of current business operations and prospects, which the board of directors believes could be improved as a result of the Merger Agreement;

The terms and conditions of the Merger Agreement, which the board of directors believes are fair to the Company and in the best interest of our stockholders;

The track record and potential for expansion of Great Western’s business, which the board believes are favorable; and

The effect on our stockholder value, which the board believes will be accretive.

Regulatory Approvals

No federal or state regulatory requirements must be complied with or approval obtained by 1st Realty or Great Western in connection with the Merger.

Federal Tax Consequences of and Accounting for the Transaction

We expect that the Merger will be treated as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. If the Merger qualifies as a tax-free reorganization, no gain or loss will be recognized for income tax purposes by either 1st Realty or Great Western as a result of the acquisition. There also should not be any material tax effects to the existing stockholders of 1st Realty or Great Western as a result of the transaction. However, neither 1st Realty nor Great Western has requested a tax ruling from the Internal Revenue Service with respect to the transaction. Accordingly, we can give no assurance that the transaction will qualify as a tax-free reorganization. We expect to account for our acquisition of Great Western as a reverse acquisition, with Great Western the acquirer and 1st Realty the acquiree for reporting purposes. Due to the common ownership and control of Great Western and 1st Realty, the assets and liabilities of both companies will be combined at their historical cost.

Interest of Certain Persons in the Merger

Certain members of our current board of directors and management have or may have interests in the Merger that are in addition to or different from the interests of stockholders generally. These interests include:

Jay Torok, Chairman of our board of directors, is also the President, Chairman and Chief Executive Officer of Great Western.

William Szilagyi, our President and a member of our board of directors, is also Senior Vice President of Great Western. Upon the closing of the merger, Mr. Szilagyi will become a member of the board of directors of Great Western.

Effect of the Merger on our Stockholders

Immediately following the merger, current 1st Realty stockholders will own approximately 9% of the Company and Amortibanc Investments, L.C., Great Western’s current sole stockholder, will own approximately 91% of the Company. This agreement was subject to the approval of a majority of our stockholders, which approval was received on July 25, 2002. As of July 25, 2002, this agreement has been approved by stockholders holding approximately 54% of our outstanding common stock.

The Merger Closing Date and Effective Time of the Merger

The closing of the merger will take place on a date to be specified by the parties, which shall be as soon as practicable after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, the Merger will become effective upon the filing and acceptance of the Articles of Merger with the Secretary of State of the State of Nevada, which in any event will not be before August    , 2002, 20 days from the date this Information Statement was mailed to our stockholders.

The Merger Agreement

Pursuant to the Merger Agreement, Great Western will merge with and into 1st Realty, and 1st Realty will be the surviving entity. We will issue 18,904,649 post split shares of our common stock to the stockholder of Great Western, subject to satisfaction of the terms and conditions in the Merger Agreement. Great Western currently has one wholly owned subsidiary, GWLR LLC that will become our subsidiary. GLWR, LLC currently has 18 wholly- and majority-owned subsidiaries: Amortibanc Management, L.C., GWLR Wagon Bow Ranch, LLC, Houston Promenade, L.C., Houston Coventry, LLC, Houston Greenwich, LLC, Houston Promenade Glen, LLC, Houston Wheatstone, LLC, Houston Wheatstone III, LLC, Morningside Farms, LLC, Barnstorm, LLC, North Scottsdale 106, LLC, Walthingham, LLC, Phoenix Wright Place, LLC, Phoenix Monterray, LLC, 45th/47th and Glendale, LLC, and Amortibanc Land & Cattle, LLC., which will remain wholly-owned subsidiaries of GWLR, LLC, and Glendale Condominiums, LLC and Willow Springs Ranch, LLC, which will remain majority-owned subsidiaries of GWLR, LLC, will therefore become our indirect subsidiaries. We expect all of the terms and conditions of the Merger will be completed on the 21st day after the mailing of this Information Statement to you.

Roger B. Clark, Great Northern Literary Society, Great Western Land and Recreation, Maxwell Hodgkins, Roger J. Krystopa, Holly M. Rice, Andrew D. Szilagyi, Jeffrey T. Szilagyi, Jessica L. Szilagyi, Bryan Szilagyi, William Szilagyi, William C. Szilagyi, David Theroux, Diana L. Torok, Jay N. Torok, the Julius Torok Trust and Michelle Williamson, representing approximately 54% of our outstanding shares of common stock have consented to the seven items described in this Information Statement in a written consent, dated July 25, 2002, attached hereto as Exhibit A. The approval of the seven items by our board of directors and by the written consent of the holders of a majority of our outstanding stock is sufficient to authorize the items under our by-laws and under Section 78.320 of the Nevada Revised Statutes without a meeting of stockholders or submission of the matters to all of the stockholders for their vote. Federal law, however, requires that we send you this Information Statement disclosing the transactions being taken at least twenty (20) day prior to the effective date of the transactions. The transactions described are expected to be effective on approximately September      , 2002.

The full text of the Merger Agreement is attached to this Information Statement for your reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF GREAT WESTERN

Forward-Looking Statements

The following discussion of Great Western’s financial condition and results of operations includes “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are often characterized by the use of words such as “may,” “believes,” “plans,” “will,” “anticipates,” “estimates,” “expects,” or “intends” or by discussions of strategy, plans or intentions. All forward-looking statements in this discussion are made based on our current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. You are cautioned not to place undue reliance on any such forward-looking statements. We have no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, competitive factors and other risk factors. The following discussion of our financial condition and results of operations for the year ended December 31, 2001 should be read in conjunction with our consolidated financial statements, the notes related thereto, and the other financial data included in this Information Statement.

Overview

Great Western was formed in 2001 as a result of the contribution of assets to GWLR, LLC, a wholly-owned subsidiary of Great Western, by Amortibanc. In exchange for the contribution of assets, which are comprised of membership interests in special purpose limited liability companies that had been formed to carry out individual real estate development projects, we issued 18,904,649 shares of common stock to Amortibanc.

Results of Operations

Merger Agreements.

We entered into a merger agreement with quepasa.com as of August 6, 2001. In October 2001, in order to induce the Company to amend and extend the original merger agreement, quepasa.com loaned the Company $500,000. In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. The Company believes that it is entitled to this termination fee, which would result in the loan being deemed paid in full, and has filed a declaratory judgment action against quepasa.com on that issue. quepasa.com has filed a counterclaim, alleging that it is entitled to the termination fee and seeking to foreclose on the loan. Management does not believe that the ultimate resolution of this matter will have a material adverse effect on the Company’s financial condition, results of operations or cash flows. The $500,000 loan from quepasa.com is reflected in notes payable at December 31, 2001 and at March 31, 2002.

On July 23, 2002, we entered into a merger agreement that will result in Great Western merging into 1st Realty. 1st Realty will be the surviving entity and will change its name to Great Western Land and Recreation, Inc. Prior to the closing of the merger, 1st Realty will implement an 8-for-1 reverse stock split. Each share of our stock will then be exchanged for one share of 1st Realty’s common stock.

Immediately following the merger, current 1st Realty stockholders will own approximately 9% of the Company and Amortibanc Investments, L.C., Great Western’s current sole stockholder, will own approximately 91% of the Company. This agreement is subject to the approval of a majority of 1st

Realty’s stockholders. As of July 25, 2002, this agreement has been approved by stockholders holding approximately 54% of 1st Realty’s outstanding common stock.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000.

Land and Lot Sales. Land and lot sales decreased $1.2 million or 12% to $8.7 million in 2001 from $9.9 million in 2000. This decrease was primarily the result of decreases in bulk land sales and residential lot sales, partially offset by an increase in ranch land sales. The decline in residential lot sales is the result of the contraction in consumer spending that has been experienced nationwide during 2001. Ranch land sales are increasing as the properties are readied for sale and as selling and promotional activities are expanded.

Our land and lot sales are affected by numerous factors including mortgage interest rates, demand for new housing starts and the availability of finished lots within a particular area. Generally, the pace of sales and the price per lot increase over the life of a project as developments gain popularity and as contract price escalators become effective.

Cost of Land and Lot Sales. Cost of land and lot sales decreased $2.7 million, or 34%, to $5.4 million in 2001 from $8.1 million in 2000. As a percentage of land and lot sales, the cost of land and lot sales decreased to 62% in 2001 from 82% in 2000, primarily due to improved gross margins on ranch land sales and a higher than average margin on a bulk land sale at our Morningside Farms project in Houston, Texas.

Operating, Selling, General and Administrative Expenses. Operating, selling, general and administrative expenses increased $775,000, or 43%, to $2.6 million in 2001 from $1.8 million in 2000. The increase was driven by increases in staffing, advertising and sales costs needed to support the ranch land sales effort and by costs incurred in connection with the terminated merger agreement with quepasa.com (see Merger Agreements above).

Equity in Loss from Unconsolidated Investment. Equity in loss of unconsolidated investment was zero in 2001 compared to $175,022 in 2000. This is a result of our sale of our 25.52% ownership in Laguna at Arrowhead Ranch L.L.C. to 1st Realty in December 2000.

Interest Expense. Interest expense increased $46,000 or 6% to $869,000 in 2001 from $823,000 in 2000. The increase is the result of a full year of interest expense on the Willow Springs Ranch property offset by declining interest rates on variable rate loans associated with the residential lot sales business.

Interest Income. Interest income increased $228,000 to $262,000 in 2001 from $34,000 in 2000. This increase was primarily due to the accrual of interest on the installment notes received in connection with the sale of Morningside Farms properties.

Net Income (Loss). Net income increased $1,262,000, to $236,000 in 2001 from a loss of $1,026,000 in 2000. This increase is attributable to profits from the bulk land sale at Morningside Farms and improved gross margins on ranch land sales.

Liquidity and Capital Resources

Great Western has financed its operations and growth with cash flow from operations, mortgage financing obtained from financial institutions and funds contributed by its sole shareholder in exchange for notes receivable and equity. Great Western has used these funds to finance operations, to purchase and develop new properties, and to service its debt.

Cash provided by operating activities totaled $1.9 million in 2001 compared to cash used of $354,000 in 2000. Cash generated by operating activities in 2001 consisted primarily of net income of $236,000, a decrease in land held for development and sale of $2.7 million and non-cash accrued interest expense on subordinated debt of $453,000, offset by a net increase of $657,000 in notes receivable related to land/lot sales, accretion of interest income of $105,000 and changes in other assets and liabilities of $712,000. The change in other assets and liabilities was due to a $350,000 increase in other assets, a $188,000 decrease in accounts payable and other accrued liabilities, a $96,000 decrease in real estate taxes payable and a $78,000 decrease in deferred gain. The increase in other assets was primarily due to an increase in a reimbursement receivable from a Municipal Utility District in Texas, an increase in interest receivable and an increase in marketable securities. Cash used in operating activities in 2000 consisted primarily of the net loss of $1,026,000 and an increase in notes receivable of $1.8 million that was received as a portion of land/lot sales, partially offset by decreases in other assets and liabilities totaling $1.4 million, a decrease in land held for development and sale of $381,000, undistributed losses of unconsolidated company of $175,000 and the non-cash accrued interest on subordinated debt of $515,000. The change in other assets and liabilities was due to a $725,000 decrease in other assets, a $343,000 increase in accounts payable and other accrued liabilities, a $41,000 increase in real estate taxes payable and a $313,000 increase in deferred gain due to the sale in 2000 of property for which the profit is being recognized on the installment method.

Cash provided by investing activities totaled $505,000 in 2001 compared to cash used of $60,000 in 2000. Net cash inflows from investing activities in 2001 consisted of a decrease of $619,000 in advances from related parties, partially offset by $114,000 in purchases of property and equipment. Cash used in investing activities in 2000 consisted of an increase in advances to related parties of $32,000 and $28,000 in purchases of property and equipment.

Cash used in financing activities totaled $2.4 million in 2001 compared to cash provided of $607,000 in 2000. Net cash used in 2001 consisted of payments on notes payable of $4.0 million, a decrease in subordinated debt of $191,000 and other uses of $14,000, offset by borrowings on notes payable of $1.9 million. Borrowings on notes payable includes $500,000 loaned to Great Western by quepasa.com on October 11, 2001 in connection with the merger agreement between Great Western and quepasa.com (see Merger Agreement above). This note bears interest at 8%. Great Western may use the proceeds of the loan for working capital, investment in new properties, capital expenditures, purchases of quepasa common stock or payment of merger transaction costs. In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. We believe that we are entitled to this termination fee, which would result in the loan being deemed paid in full, and have filed a declaratory judgment action against quepasa.com on that issue. quepasa.com has filed a counterclaim, alleging that it is entitled to the termination fee and seeking to foreclose on the loan. We do not believe that the ultimate resolution of this matter will have a material adverse effect on our financial condition, results of operations or cash flows. The $500,000 loan from quepasa.com is reflected in notes payable at December 31, 2001 and at March 31, 2002.

As of December 31, 2001, notes payable totaled $4.0 million, subordinated debt totaled $4.5 million and stockholder’s equity was $1.9 million. Principal payments on $3.3 million of our notes payable are primarily made as lots are sold, although minimum principal payments are also required on certain loans.

We anticipate that during fiscal 2002 our operations will generate sufficient cash to fund our operations and, combined with borrowings from banks and other financial institutions, will be sufficient to fund the purchases and development of new properties. We project that our capital expenditures for property and development will be approximately $3.0 million in the year ending December 31, 2002 but that only a portion of that amount will need to be funded internally. The remainder will be borrowed from banks and other financial institutions. As part of our business strategy, we continuously review acquisition opportunities and proposals. We expect to finance any future acquisitions with additional equity and debt financing, to the extent available on attractive terms.

Quantitative and Qualitative Disclosures About Market Risk

We do not have any derivative financial instruments as of December 31, 2001. We have entered into loan agreements and accepted notes receivable in partial payment of land sales that subject our portfolio to interest rate risk. At December 31, 2001, we held notes receivable in the amount of $2.6 million that management expects to hold until maturity. An increase in interest rates would result in a decline in the market value of these notes but no reserve for this contingency is considered necessary as we intend to hold these notes until maturity. These notes currently bear interest at or near market rates. The schedule below details these exposures at December 31, 2001, summarizes the maturities and provides data on the calculated average interest rate that is applicable to each segment.

	Total	2002	2003	2004	2005	2006	Thereafter

Variable interest rate debt	3,315,360	98,508	78,299	78,299	84,947	2,975,307	—

Average interest rate	7.39%	7.40%	7.41%	7.42%	7.43%	7.43%	—

Fixed interest rate debt	669,944	656,648	6,648	6,648	—	—	—

Average interest rate	8.09%	10.99%	10.99%	10.99%	—	—	—

Subordinated debt	4,451,199	—	—	—	—	—	4,451,199

Average interest rate	9.99%	—	—	—	—	—	9.99%

Fixed interest rate receivables	2,589,878	487,102	308,363	1,684	1,419,911	76,178	296,640

Average interest rate	10.24%	9.75%	9.28%	9.28%	10.26%	10.13%	10.00%

Great Western has determined that an increase of 100 basis points in the prime or base interest rate on the variable rate indebtedness that was outstanding at December 31, 2001 would result in an increase of $26,172 in interest expense on an annual basis.

GREAT WESTERN’S BUSINESS

Overview

Great Western is currently wholly-owned by Amortibanc Investments. Amortibanc Investments’ predecessor business was founded in 1928 by H. Ray Garvey and is one of Kansas’ oldest mortgage and investment banking institutions. Through the years, it has served as the financial servicing arm of a number of the Garvey family ventures, including World Homes, Inc. (in the early 1960’s it was the largest home-building company in the world with operations in 23 countries), Builders, Inc. (commercial construction) and extensive Garvey agricultural entities. Amortibanc, Inc., through its affiliates and subsidiaries includes in its portfolio a number of residential and commercial investments in real estate including apartment complexes, commercial shopping centers, and extensive ranching properties. We currently are one of the largest residential land developers in the Houston area with several subdivision projects currently in various stages of development. Today, we acquire, develop, market, sell and finance residential and recreational property in the southwestern United States, with over 50,000 acres in various stages of development. Our properties are primarily located in Arizona, Texas and New Mexico and consist of a variety of lifestyle choices including homes for first-time homebuyers, vacant lots for commercial homebuilders and ranch lots for those seeking recreational and investment properties. Subdivided residential lots are marketed principally to builders seeking to build homes in quality residential settings in the low- to mid-price range and ranch properties are marketed to purchasers seeking a long-term investment in up-scale vacant ranch land. In addition, we engage in ranching and agricultural activities on some of our properties until the properties are either developed or sold. These activities include the planting of tree farms, the ownership of a modest cattle herd on one of our ranches and the leasing of another ranch property for cattle grazing. As an additional marketing incentive to our customers for the recreational land, we offer financing on individual purchases of ranch lots. The majority of these loans are then sold to third parties.

Industry Overview

The real estate industry is fragmented and highly competitive. In each of our markets, we compete with numerous builders, developers and others for the acquisition of property and with local, regional and national developers, homebuilders and others with respect to the sale of residential lots. Competition also occurs with regard to obtaining, among other things, desirable financing, raw materials and skilled labor. We believe we can effectively compete in our market areas and have confidence in our ability to locate, develop and sell attractive properties in the markets in which we wish to operate.

Great Western’s Properties. Following is a description of our major properties.

Texas

Wheatstone III – Brookside Court Subdivision. Wheatstone III is a 30 acre gated community in northwest Houston, Texas designed for garden style homes. Phase I consisted of 76 lots that were completed in 1998. All of the nine remaining lots in Phase II are under contract. The development is convenient to shopping, including grocery shopping, and entertainment.

Coventry Subdivision. Coventry consists of approximately 300 lots located in northwest Houston. Two major homebuilders are actively building in this development. Sales of these lots commenced in 1997 and there are currently approximately 103 lots remaining, all of which are under contract. Coventry consists of heavily wooded lots and is surrounded by forest. The development is convenient to shopping, dining and golf. The Houston Open Golf Tournament is held annually in the neighboring Woodlands golf community.

Wheatstone I Subdivision. Wheatstone I consists of approximately 45 acres located near the West Houston Energy corridor. Approximately 71 of the 180 lots have been sold. The lots are being sold for $19,600 per lot with an annual 8% price escalation. The property is convenient to shopping, including grocery shopping, and entertainment. The property is surrounded by an established upscale residential neighborhood adjoining the West Houston YMCA.

Warren Ranch. Warren Ranch, a 480 acre development located in northwest Houston, is in the early stages of planning. It will be a residential and commercial community, developed in multiple phases over the next seven years.

Arizona

Wagon Bow Ranch. Wagon Bow Ranch is a commercial cattle ranch located in Mohave County in the Aquarius Mountains in northwest Arizona, consisting of approximately 48,000 acres, 34,000 of which are deeded land and 14,000 are state-leased land. The ranch is accessible by highway and country road that are maintained year round. The property is made of diverse topography, ranging from mountainous slopes in the west to sloping mesas and flats in the majority of the Ranch. The Ranch supports over 600 animal units year long with ample water in running streams and springs that run year round. There is abundant wildlife including mule deer, antelope, bear, mountain lion and javelina. By car the Ranch is approximately two and a half-hours from Las Vegas, three hours from Phoenix, and four hours from Los Angeles. The property has a main residence, foreman’s house, guesthouse, bunkhouse, owner’s house, outbuildings and corrals. We have sold approximately 19,000 acres and are marketing for sale the balance in 40 and 160 acre ranch parcels.

Glendale Springs Condominiums. Glendale Springs Condominiums is a planned 80 unit condominium project located in Glendale, Arizona. Great Western has obtained the necessary zoning permits and entitlements for the project and expect to begin construction in Summer of 2002. Great Western expects that the aggregate sales price for the Glendale Springs Condominiums will be approximately $8,000,000, with sales to occur over the next two years. Currently, the construction contract for this project is out for bid.

Wright Place Condominiums. Wright Place Condominiums is a planned 14 unit condominium project designed as an infill project in Phoenix, Arizona. Great Western has obtained the zoning permits and entitlements for the project and expects to begin construction in the Fall of 2002. Great Western expects that the aggregate sales price for the Wright Place Condominiums will be approximately $1,400,000, with sales to occur over the next two years. We are at the early stages of negotiating a construction contract on this project.

New Mexico

Willow Springs Ranch. Willow Springs Ranch is a commercial cattle ranch located on the west side of Interstate 25, approximately 25 miles south of Socorro. The ranch consists of the northwest portion of the Pedro Armendaris Land Grant No. 34 deeded by the King of Spain in 1819. The remainder of the grant is owned by Ted Turner. The property is approximately 50,000 acres of deeded land with elevations ranging from 4,700 feet in the south to 6,400 feet in the north. The Ranch supports over 600 animal units year long with annual rainfall from 12 to 14 inches in the higher elevations to eight inches in the lower elevations. Large herds of pronghorn antelope and trophy mule deer, as well as a large quail population, reside on the land. The property has approximately 118 miles of pipeline, 68 drinking troughs, storage tanks, seven dirt tanks, pipe corrals and loading chute, main shipping pens with scales, 88 miles of fencing and six holding traps. We have sold approximately 9,000 acres since June 2000 in parcels of 160 acres or more. We have obtained approvals for smaller lots for a portion of the ranch that we are marketing currently. We anticipate that the remainder of this property will be sold in parcels ranging from 15 to 160 acres at prices ranging from $295 per acre to over $1,000 per acre.

Regulation

The real estate industry is subject to extensive complex regulation. We must comply with various federal, state and local environmental, zoning and other statutes and regulations regarding the purchase, subdivision and sale of real estate and various aspects of our financing operations. In addition, our customer financing activities are subject to extensive regulation, which may include regulation under the Truth-in-Lending Act and Regulation Z, the Fair Housing Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act and Regulation B, the Electronic Funds Transfer Act and Regulation E, the Home Mortgage Disclosure Act and Regulation C, Unfair or Deceptive Acts or Practices and Regulation AA and the Right to Financial Privacy Act.

We believe that we are in compliance in all material respects with applicable regulations. However, these regulations are subject to change and we cannot assess the cost of complying with all of the applicable laws and regulations. Our failure to comply with applicable laws or regulations could subject us to large fines or other costly activities to come into compliance.

Land owners are subject to liability for the costs of removal and remediation of certain hazardous or toxic substances on their property, as well as for the related costs of investigation and property damage under various federal, state and local laws, ordinances and regulations. These laws often impose liability without regard to whether the owner knew or was responsible for the presence of the hazardous or toxic substances. If there are hazardous or toxic substances on our properties that we are not aware of and we are unable to remediate the property, or the cost of remediation is too high, we may not be able to sell or lease our property or to borrow against and use the property as collateral. In addition to remediation of land, other federal and state laws require the removal or encapsulation of asbestos-containing material when the material is in poor condition or in the event of construction, demolition, remodeling or renovation. Other statutes may require the removal of underground storage tanks. If we fail to comply with these and other environmental, health or safety requirements we maybe required to cease or change our operations at a property.

Competition

The real estate industry is fragmented and highly competitive. We compete against numerous builders, developers and others in the real estate business in each of its markets. We compete mainly with builders and developers for the acquisition of property and with local, regional and national developers and homebuilders in the sale of residential lots such as Arizona Land and Ranches, Inc. and First United Realty, Inc. in Arizona and Hometown Concepts, Inc. and Arete Development Company in Texas. In general, there is less competition in the smaller, more rural markets where we operate. We believe that we are competitive in our markets based on our strong reputation and the price, location and quality of our products, as well as on the basis of our experience in land acquisition, development, marketing and sale.

In our customer financing activities, we compete with banks, mortgage companies, other financial institutions and government agencies offering financing of real estate. However, we offer customer financing as a marketing incentive to facilitate our recreational land sales and, therefore, do not view our activities as being in competition with other lenders.

Great Western’s Notes Receivable

At December 31, 2001, we hold approximately $2.6 million of third party notes receivable from the sale of property. These notes are generally secured by the property sold and bear interest at rates ranging between 9% and 13% per year. See “Great Western Land and Recreation—Notes to Consolidated Financial Statements—Note B — Notes Receivable.”

Great Western’s Debt

Notes Payable. At December 31, 2001, notes payable total $4.0 million, consisting of the following: $2.6 million of senior indebtedness to institutions bearing interest at variable rates from 1% to 4% over either the prime rate or a similar base rate such as the annualized average weekly yield of U.S. Treasury securities, maturing on various dates through June 2005; $900,000 of seller-financed senior indebtedness bearing interest at fixed rates varying between 8% and 9.5%, maturing on various dates in 2002, and; a $500,000 loan Great Western received on October 11, 2001 in connection with an amendment to its merger agreement with quepasa.com. The loan bears interest at 8% and is secured by a pledge of the membership interest of one of Great Western’s affiliates in Laguna Investments, L.L.C. Laguna Investments owns a 25% interest in an apartment project in Glendale, Arizona. Interest on the loan is payable quarterly and the first quarter’s interest payment was prepaid on October 11, 2001. The loan matures on the earlier of April 11, 2002 or the date the merger agreement is terminated. In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. We believe that we are entitled to this termination fee, which would result in the loan being deemed paid in full, and have filed a declaratory judgment action against quepasa.com on that issue. quepasa.com has filed a counterclaim, alleging that it is entitled to the termination fee and seeking to foreclose on the loan. We do not believe that the ultimate resolution of this matter will have a material adverse effect on our financial condition, results of operations or cash flows. The $500,000 loan from quepasa.com is reflected in notes payable at December 31, 2001 and at March 31, 2002.

Subordinated Debt. At December 31, 2001, subordinated debt totals $4.5 million, payable to Amortibanc Management bearing interest at rates between 8% and 10%, maturing on various dates through July 2003. This indebtedness is subordinated to all of our institutional indebtedness. The institutional and seller financed indebtedness is secured by Deeds of Trust on the properties associated with the borrowing and a portion of the subordinated debt is secured by notes receivable from the sale of other properties. On June 28, 2002, $719,000 of this subordinated debt was converted to preferred stock.

Management

Current Executive Officers and Directors of Great Western

The following table sets forth information regarding our current executive officers and directors:

			Officer or
			Director
Name	Age	Office	Since

Jay N. Torok	62	President, Chairman, Chief Executive Officer, Secretary, Treasurer and Director	1993

William Szilagyi	56	Senior Vice President	1995

Ron O’Connor	43	Vice President of Finance and Chief Financial Officer	2002

Jay N. Torok (see earlier biography in Proposal 1 – Election of Post-Merger Directors)

William Szilagyi (see earlier biography in Proposal 1 – Election of Post-Merger Directors)

Ron O’Connor has served as the Vice President of Finance and Chief Financial Officer of Great Western since February 2002. Prior to joining Great Western, Mr. O’Connor served as Director of Worldwide Consolidations and SEC Reporting of ON Semiconductor, a publicly traded semiconductor component manufacturer, since 2000. Prior to joining ON Semiconductor, Mr. O’Connor served as Assistant Corporate Controller for MicroAge, Inc. a publicly traded wholesale distributor of microcomputer products traded on the NASDAQ Exchange, since 1997. Prior to joining MicroAge, Mr. O’Connor served as Chief Financial Officer for Sunrise Educational Services, a chain of childcare centers. Mr. O’Connor is a C.P.A, and received his bachelors degree in accounting from the University of Northern Iowa in 1981.

Key Employees

James Wesley, 58, has served as the head of ranch operations of Amortibanc Management and its affiliates, Southwest Land and Cattle, L.L.C. and Amortibanc Land and Cattle, L.L.C., since 1999 and as the head of ranch operations of Great Western since its inception. From 1987 through 1998, Mr. Wesley served as the general manager of the Bumble Bee Ranch located north of Phoenix, Arizona. Mr. Wesley received his BS from University of Arizona in Animal Science and Animal Nutrition in 1965. Mr. Wesley is affiliated with the National Cattlemen’s Association, Arizona Cattle Growers Association, Yavapai County Cattle Growers Association, National Association of Realtors and Yavapai County Sheriff’s Mounted Posse.

Employees

As of July 25, 2002, Great Western has 14 employees, seven of whom are involved in marketing activities and seven of whom serve in management and administration roles. In addition, Great Western uses contract labor on an as-needed basis for ranch maintenance.

Executive Compensation

The following table provides certain summary information concerning the compensation earned by Great Western’s Chief Executive Officer. None of Great Western’s other employees earned more than $100,000 in 2001, 2000 or 1999. The long term compensation columns have been omitted from this table because the balances were zero.

		Annual Compensation

Name and Principal				Other Annual
Positions	Year	Salary	Bonus	Compensation

Jay N. Torok,	2001	$130,680	—	$2,995 (1)

President,

Chairman, Chief	2000	$74,400	$6,800	—

Executive Officer,

Secretary,	1999	$71,940	$3,720	—

Treasurer and Director

(1)	Includes 401(k) Company match.

Stock Options and Stock Appreciation Rights

Great Western did not grant any stock options or stock appreciation rights during the fiscal year ended December 31, 2001.

Aggregated Options/SAR Exercises

Mr. Torok did not exercise options to purchase Great Western common stock during the fiscal year ended December 31, 2001.

Employment Contracts

Great Western has entered into a five year employment agreement with Mr. Torok, effective September 1, 2001, that provides for an annual salary of $125,000, adjustable annually at the discretion of Great Western’s board of directors, with a minimum annual increase of 4%. Mr. Torok’s agreement also provides for payments to Mr. Torok in the event that his employment is terminated for any reason within its five year term, including payment of the remaining annual salary at a rate of 50% of the rate provided for under the employment agreement, payable for a period double the remaining term under the employment agreement. Under the terms of Mr. Torok’s employment agreement, the agreement shall be automatically extended for one year at the end of each year during the term of the agreement, expiring when Mr. Torok reaches the age of 70. Upon reaching the age of 70, should either party wish to terminate the agreement, Mr. Torok shall be entitled to receive payment of 50% of his last annual salary, each year for five years, provided that Mr. Torok agrees and has made himself available to provide at least 90 days of consulting services to Great Western in each of the five years.

Great Western has entered into an employment agreement with William Szilagyi effective October 1, 2001 that provides for a five year term with an annual salary of $90,000. Mr. Szilagyi’s annual salary shall be subject to a cost of living adjustment at the end of each year under the agreement with a maximum adjustment of 4% per year. At the end of the first four years of Mr. Szilagyi’s employment agreement, Great Western’s board of directors shall have the right to extend the term of the agreement for an additional three years. At the end of the extended period the agreement may only be extended if both Great Western and Mr. Szilagyi agree to the extension. If Mr. Szilagyi is terminated prior to the expiration of his employment agreement for any reason other than cause, he shall be entitled to receive payments equal to 50% of his last annual salary, yearly, for a period of twice the remaining term of his employment agreement.

Certain Relationships and Related Transactions

In connection with the incorporation and capitalization of Great Western, Amortibanc Investments and its wholly-owned subsidiary, Amortibanc Management, contributed assets and liabilities to Great Western in exchange for 18,904,649 shares of Great Western common stock. Amortibanc Investments has partially financed Great Western’s operations with periodic advances of funds in the form of subordinated debt. The advances are subordinated to Great Western’s institutional financing, bear interest at varying rates ranging from 8% to 10% and mature on various dates. In general, interest is accrued and added to the subordinated debt balance, while payments are made only when cash flow, after payment of bank debt, is available from proceeds from land sales. At December 31, 2001, the total subordinated debt from Amortibanc Investments to Great Western was approximately $4.5 million, of which approximately $1.5 million was collateralized with a note receivable on the proceeds of the sale of land.

Great Western has made advances to 1st Realty. The advances are payable on demand and are not collateralized. A portion of the advances bear interest at 8%. At December 31, 2001, Great Western had advanced $1,051,688 to 1st Realty. 1st Realty is the guarantor of Great Western’s $500,000 loan from quepasa.com.

In 2001, Great Western entered into an employment agreement with Mr. Torok. At that time, Mr. Torok was the sole director of Great Western.

Great Western owns 2,500,000 shares of 1st Realty common stock, representing approximately 14.3% of 1st Realty’s outstanding common stock. One million of these shares were issued to Great Western prior to 2000, in satisfaction of a $10,000 loan that had been made by Great Western to 1st Realty. In September 2000, 1st Realty purchased from Great Western a $20,000 note receivable issued by an unrelated company in connection with a sale of real estate, in exchange for 500,000 shares of 1st Realty common stock. In December 2000, 1st Realty purchased ownership interests in nine entities from Great Western in exchange for a $951,629 note payable and 1,000,000 shares of its common stock.

Mr. Torok is also the Chairman of the Board of 1st Realty. Mr. Szilagyi is also the President and a Board member of 1st Realty.

PROPOSAL FIVE
Change of our Company’s Name

We have determined that it is in the Company’s best interest to change its name to Great Western Land and Recreation, Inc. after we complete the Merger. Therefore, the board has recommended and the holders of a majority of our outstanding common stock have voted to amend our Articles of Incorporation to change our name to Great Western Land and Recreation, Inc. immediately after the Merger has become effective.

PROPOSAL SIX
Increase in our Authorized Share Capital

Under Nevada law our reverse stock split caused our authorized share capital to be reduced from 25,000,000 shares of common stock to 3,125,000 shares of common stock. Our board has recommended and the holders of a majority of our outstanding common stock have voted to amend our Articles of Incorporation to increase the number of shares of authorized common stock to 30,000,000.

PROPOSAL SEVEN
Delegation of Authority to our President to effect a Reverse Stock Split

The board has recommended and the holders of a majority of our outstanding common stock have voted to authorize the president to effect a reverse stock split of one share for up to each five shares of common stock outstanding at any time prior to or during the 24 month period following the closing of the Merger but in any event no later than January 31, 2005. The purpose of the proposed reverse stock split is to attempt to increase the market price of our common stock following the Merger in order to meet the minimum requirements for listing our common stock on a national securities exchange. We have no current specific plans to reverse split our common stock after the Merger, and are under no obligation to do so.

PROPOSAL EIGHT
Increase in our Authorized Share Capital

Should our president effect a reverse stock split of one share for up to each five shares of common stock, under Nevada law our authorized share capital will be reduced proportionately. In that event, the board has recommended and the holders of a majority of our outstanding common stock have voted to authorize our president to amend the Articles of Incorporation to once again set the number of shares of authorized common stock to 30,000,000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Information Statement to be signed on its behalf by its undersigned authorized officer.

1st Realty Investments, Inc.

Dated: July 29, 2002

/s/ William Szilagyi
William Szilagyi
President

APPENDIX A
NEVADA DISSENTERS’ RIGHTS STATUTE

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

         1.     Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2.     Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

         1.     Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2.     A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

         1.     There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

         2.     There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

         1.     A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2.     A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

         1.     If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2.     If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

         1.     If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

         2.     A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

         1.     If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

         2.     The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

         1.     A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2.     The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3.     The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

         1.     The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2.     The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

         1.     Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2.     The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

         1.     A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2.     To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’’ right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

         1.     A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2.     A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

         1.     If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60 -day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2.     A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3.     The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4.     The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5.     Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

         1.     The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2.     The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3.     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4.     In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5.     This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

GREAT WESTERN LAND AND RECREATION, INC.

Page

Report of Independent Certified Public Accountants — Grant Thornton LLP	F-1

Consolidated Balance Sheets as of December 31, 2001 and March 31, 2002 (unaudited)	F-2

Consolidated Statements of Operations for the years ended December 31, 2001 and 2000 and for the quarters ended March 31, 2002 and 2001 (unaudited)	F-3

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss) for the years ended December 31, 2001 and 2000 and for the quarter ended March 31, 2002 (unaudited)	F-4

Consolidated Statements of Cash Flows for the years ended December 31, 2001 and 2000 and for the quarters ended March 31, 2002 and 2001 (unaudited)	F-5

Notes to Consolidated Financial Statements	F-7

INDEX TO PRO FORMA FINANCIAL INFORMATION OF

GREAT WESTERN LAND AND RECREATION, INC. AND FIRST REALTY INVESTMENTS, INC.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Great Western Land and Recreation, Inc.

         We have audited the accompanying consolidated balance sheet of Great Western Land and Recreation, Inc. as of December 31, 2001 and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss) and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Western Land and Recreation, Inc. as of December 31, 2001 and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Fountain Hills, Arizona
January 25, 2002, except for Note L,
  as to which the date is June 28, 2002

GREAT WESTERN LAND AND RECREATION, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2001	2002

		(Unaudited)
ASSETS

Cash and cash equivalents	$308,385	$232,054

Notes receivable	2,589,878	1,983,515

Land held for development and sale	8,385,840	7,960,442

Receivable from related entities	875,285	879,618

Property and equipment, net of accumulated depreciation of $37,027and $40,356 (unaudited) in 2001 and 2002, respectively	155,117	169,308

Other	517,148	451,407

	$12,831,653	$11,676,344

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities

Notes payable	$3,985,304	$4,129,084

Subordinated debt	4,451,199	3,929,257

Payable to related entities	983,549	859,951

Accounts payable and other accrued liabilities	442,873	322,905

Real estate taxes payable	87,848	42,159

Deferred gain	954,275	718,820

Total liabilities	10,905,048	10,002,176

Stockholder’s equity

Preferred stock, $0.001 par value; 20,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $0.001 par value; 50,000,000 shares authorized; 18,904,649 shares outstanding	18,905	18,905

Additional paid-in capital	2,092,366	2,182,561

Accumulated other comprehensive loss	(9,777)	(9,777)

Accumulated deficit	(174,889)	(517,521)

Member’s equity	—	—

Total stockholder’s equity	1,926,605	1,674,168

	$12,831,653	$11,676,344

         The accompanying notes are an integral part of these consolidated financial statements.

GREAT WESTERN LAND AND RECREATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,			Quarter ended March 31,

	2001		2000	2002		2001

				(Unaudited)
Land and lot sales		$8,719,238	$9,859,371		$764,717	$2,489,639

Cost of land and lot sales		5,386,175	8,148,998		429,953	1,424,336

Gross profit on sales		3,333,063	1,710,373		334,764	1,065,303

Operating, selling, general and administrative expense		2,584,003	1,809,230		613,864	462,134

		749,060	(98,857)		(279,100)	603,169

Other income (expense)

Equity in loss from unconsolidated investment		—	(175,022)		—	—

Interest expense		(868,826)	(823,259)		(249,656)	(303,069)

Interest income		262,120	34,263		42,927	125,633

Other income (expense)		94,052	36,765		143,197	(6,696)

		(512,654)	(927,253)		(63,532)	(184,132)

Net income (loss)		$236,406	$(1,026,110)		$(342,632)	$419,037

Net income (loss) per share		$0.01	N/A		$(0.02)	N/A

Pro forma income (loss) per share	$	N/A	$(0.05)	$	N/A	$0.02

         The accompanying notes are an integral part of these consolidated financial statements.

GREAT WESTERN LAND AND RECREATION, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY AND COMPREHENSIVE INCOME (LOSS)

				Accumulated			Compre-
			Additional	other		Member’s	hensive
	Common Stock		paid-in	comprehensive	Accumulated	equity	income
	Shares	Amount	capital	loss	deficit	(deficit)	(loss)

Balance, January 1, 2000	$—	$—	$—	$—	$—	$(1,903,753)

Capital contribution	—	—	—	—	—	4,500,000

Net loss	—	—	—	—	—	(1,026,110)	$(1,026,110)

Comprehensive loss for year ended December 31, 2000							$(1,026,110)

Balance, December 31, 2000	—	—	—	—	—	1,570,137

Capital contributions	—	—	—	—	—	144,839

Net earnings for the period January 1 through August 5, 2001	—	—	—	—	—	411,295	$411,295

August 6 through December 31, 2001	—	—	—	—	(174,889)	—	(174,889)

Issuance of common stock in exchange for member’s equity	18,904,649	18,905	2,107,366	—	—	(2,126,271)	—

Other adjustments	—	—	(15,000)	—	—	—	—

Other comprehensive loss	—	—	—	(9,777)	—	—	(9,777)

Comprehensive income for year ended December 31, 2001							$226,629

Balance, December 31, 2001	18,904,649	18,905	2,092,366	(9,777)	(174,889)	—

Capital contribution	—	—	90,195	—	—	—

Net loss for the quarter ended March 31, 2002 (unaudited)	—	—	—	—	(342,632)	—	$(342,632)

Comprehensive income for the quarter ended March 31, 2002 (unaudited)							$(342,632)

Balance, March 31, 2002 (unaudited)	18,904,649	$18,905	$2,182,561	$(9,777)	$(517,521)	$—

         The accompanying notes are an integral part of these consolidated financial statements.

GREAT WESTERN LAND AND RECREATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,		Quarter ended March 31,

	2001	2000	2002	2001

			(Unaudited)
Cash flows from operating activities

Net earnings (loss)	$236,406	$(1,026,110)	$(342,632)	$419,037

Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities

Depreciation	7,741	5,685	2,126	1,955

Undistributed losses of unconsolidated company	—	175,022	—	—

Accrued interest expense included in subordinated debt	453,183	515,096	—	—

Accretion of interest income	(104,864)	—	(28,613)	—

Collection of notes receivable relating to prior years’ sales	842,751	—	634,976	558,514

Uncollected notes receivable from current year sales	(1,500,348)	(1,827,417)	—	(646,552)

Change in assets and liabilities:

Land held for development and sale	2,687,209	380,730	425,398	1,025,822

Other assets	(350,022)	725,293	65,699	86,760

Accounts payable and other accrued liabilities	(187,628)	343,526	(109,889)	(250,252)

Real estate taxes payable	(96,480)	41,028	(55,768)	(176,300)

Deferred gain	(77,635)	313,090	(235,455)	(25,312)

Net cash provided by (used in) operating activities	1,910,313	(354,057)	355,842	993,672

Cash flows from investing activities

(Increase) decrease in advances to related parties	619,144	(32,186)	(127,930)	(240,540)

Purchase of property and equipment	(114,142)	(28,141)	(16,276)	(67,504)

Net cash provided by (used in) investing activities	505,002	(60,327)	(144,206)	(308,044)

Cash flows from financing activities

Issuance of notes payable	1,881,965	4,326,110	1,351,044	259,776

Payments on notes payable	(4,035,507)	(4,930,678)	(1,207,264)	(1,124,305)

Increase (decrease) in subordinated debt	(190,644)	1,211,101	(431,747)	314,197

Other	(14,700)	—	—	—

Net cash provided by (used in) financing activities	(2,358,886)	606,533	(287,967)	(550,332)

Net increase (decrease) in cash and cash equivalents	56,429	192,149	(76,331)	135,296

Cash and cash equivalents at beginning of period	251,956	59,807	308,385	251,956

Cash and cash equivalents at end of period	$308,385	$251,956	$232,054	$387,252

Supplemental disclosure of cash flow information:

Cash paid during the period for interest, net of amount capitalized	$340,656	$193,414	$—	$—

Noncash investing and financing activities

Subordinated debt converted as capital	144,539	4,500,000	90,195	56,642

Accrued interest capitalized included in debt	13,144	54,829	—	—

Note received from sale of wholly-owned subsidiary with a deferred gain of $718,820	—	876,332	—	—

         The accompanying notes are an integral part of these consolidated financial statements.

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(March 2002 information is unaudited)

NOTE A — SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1. Basis of presentation and business

The accompanying consolidated financial statements include the accounts of Great Western Land and Recreation, Inc. (GWLR, Inc. or the Company) and its wholly-owned subsidiary GWLR, LLC. GWLR, Inc. was formed on June 22, 2001 through the issuance of 1,000 shares of par value $.001 common stock for $1.

Effective August 6, 2001, the member interests of a group of limited liability companies owned by Amortibanc Investments, L.C. and Amortibanc Management, L.C. (Amortibanc Companies) were contributed to GWLR, LLC, which was then acquired by GWLR, Inc. in exchange for 18,903,649 shares of its common stock.

The owner of GWLR, Inc. after the transaction is the same as the owner of the Amortibanc Companies, therefore, the transaction is accounted for at historical cost and the accompanying consolidated financial statements of Great Western Land and Recreation, Inc. reflect the historical operations of the Amortibanc Companies for all periods presented.

The limited liability companies owned by GWLR, LLC and included in the consolidated financial statements are: Amortibanc Management, L.C., GWLR Wagon Bow Ranch, LLC, Houston Promenade, L.C., Houston Coventry, LLC, Houston Greenwich, LLC, Houston Promenade Glen, LLC, Houston Wheatstone, LLC, Houston Wheatstone III, LLC, Morningside Farms, LLC, Barnstorm, LLC, North Scottsdale 106, LLC, Walthingham, LLC, Phoenix Wright Place, LLC, Phoenix Monterray, LLC, 45th /47th and Glendale, LLC, Glendale Condominiums, LLC, Willow Springs Ranch, LLC and Amortibanc Land & Cattle, LLC. All significant intercompany accounts and transactions of and between the consolidated entities have been eliminated.

The Company is engaged principally in the acquisition, development and sale of land located in Houston, Texas, Phoenix and Scottsdale, Arizona and certain country areas of New Mexico and Arizona. Transactions include both retail and nonretail land sales, depending upon the progress of the development and sub-division process.

The Company maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in the United States of America for real estate operations.

The financial statements as of March 31, 2002 and for the quarters ended March 31, 2002 and 2001 are unaudited. In the opinion of management, all adjustments of a normal and recurring nature which are necessary for a fair presentation of such financial statements have been included.

2. Revenue recognition

The Company records the sale of real estate under the full accrual method when ownership rights and obligations have transferred to the buyer, the buyer’s initial and continuing investments provide a sufficient commitment to purchase and collectibility of the sales price is reasonably assured. Profit is primarily recognized when the sale has been consummated. The installment method (profit recognized as a portion of each cash payment received), is used to recognize profit for certain real estate sales that do not meet the criteria for full accrual recognition.

3. Land held for development and sale

Land held for development and sale is carried at cost plus development costs, loan costs, interest and real estate taxes incurred during the period the development is in process. Impairment of the carrying cost of land is evaluated by comparison of estimated fair value less cost to sell. Estimated fair value less cost to sell is based upon sales in the normal course of business less estimated development cost to complete and dispose of the property. The accumulated land cost is charged to cost of sales based upon the computed average lot cost as the land is sold.

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE A — SUMMARY OF ACCOUNTING POLICIES — Continued

4. Notes receivable

Notes receivable are from purchasers of land sold by the Company. The Company evaluates the collectibility of the notes receivable arising from wholesale sales and charges off any uncollectible balances. Notes receivable from the retail sale of certain real estate lots and parcels are sold to third parties. The Company retains no ownership or remaining interest in these properties or responsibilities for any future expenses related to these properties. Any discount from carrying value the Company incurs from the sale of these notes is charged as an additional cost of the land sold. The sales agreements include, however, recourse provisions with the Company in case of nonpayment of the notes by the original land purchasers. In certain instances, 15% of the note sales proceeds are retained by the purchaser of the notes as a nonpayment reserve, and returned to the Company periodically as the original land purchasers make payment and reduce the note balances. The reserve balance is $117,527 and $116,230 at December 31, 2001 and March 31, 2002, respectively. This balance is included in other assets, net of allowance established for recourse chargeback of $71,089 and $57,158 at December 31, 2001 and March 31, 2002, respectively. The Company has experienced minimal chargebacks under the recourse provisions through March 31, 2002.

5. Advertising costs

Advertising costs are expensed as incurred.

6. Income taxes

The Company became subject to corporate income tax when it began operations as a C Corporation on August 6, 2001. The Company has recorded cumulative losses of $174,889 and $517,521 through December 31, 2001 and March 31, 2002, respectively, therefore, no income tax provision is required. No tax benefit has been recognized, as use of the net operating loss is not assured. The net operating loss carryover expires in 2021.

7. Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is responsible for making estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

8. Cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

9. Net income (loss) per share

The actual and pro forma net income (loss) per share was calculated by dividing the net income (loss) by the 18,904,649 common shares issued and outstanding.

10. Reclassifications

Certain reclassifications have been made to prior year financial statements for comparability with the current year presentation.

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE B — NOTES RECEIVABLE

         Notes receivable consist of the following:

	December 31,	March 31,
	2001	2002

		(Unaudited)
Notes receivable from lot sales to individuals, bearing interest from 11% to 12.75%, payable in monthly aggregated principal and interest payments of $2,011 through October 2007 - collateralized by property sold	$45,790	$43,814

Note receivable from sale of Houston property, bearing interest at 10%, payable in 10 quarterly principal installments of $9,171 plus interest, beginning August 2005, with remaining balance due in May 2008 - collateralized by property sold	351,666	351,666

Note receivable from sale of Houston property, bearing interest at 12.5%, payable in quarterly principal installments of $81,500 plus interest, through July 2003 – collateralized by property sold (1)	633,000	—

Note receivable from sale of Houston property, bearing interest at 12%, payable in three monthly installments beginning in May 2002 - collateralized by property sold	160,000	160,000

Note receivable from sale of Houston property, net of unamortized discount of $59,683 and $31,070 at December 31, 2001 and March 31, 2002, respectively, effective interest rate of 9%. Interest payable at end of second year and monthly thereafter, and principal payable as lots are sold and released with any outstanding balance due after four years — collateralized by property sold (2)	1,399,422	1,428,035

	$2,589,878	$1,983,515

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE B — NOTES RECEIVABLE – Continued

Maturity schedule for notes receivable as of December 31, 2001:

Year ending December 31
2002	$487,102

2003	308,363

2004	1,684

2005	1,419,911

Thereafter	372,818

$2,589,878

(1)	Profit is being recognized on the installment method for this sale. A summary of the transaction is as follows:

Sales price		$931,000

Cost of sale		594,410

Gain on sale		336,590

Profit recognized during 2000		23,500

Deferred gain at December 31, 2000		313,090

Profit recognized during 2001		77,635

Deferred gain at December 31, 2001		235,455

Profit recognized during the quarter ended March 31, 2002		235,455

Deferred gain at March 31, 2002	$	- 0-

(2)	This note was received in connection with the sale of a tract of land in the Houston, Texas area. The total sales price was $2,542,725, comprised of $300,000 collected at closing, $700,000 collected on June 29, 2001 and a note receivable at a discounted value of $1,332,725. Gross profit of $899,941 was recognized from the sale in the year ended December 31, 2001. This note was pledged as collateral for subordinated debt (see Note G)

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE C — LAND HELD FOR DEVELOPMENT AND SALE

The cost of land held for development and sale is comprised of the following:

	December 31, 2001

	Houston,	New
	Texas	Mexico	Arizona
	properties	properties	properties	Total

Land acquisition costs	$2,188,123	$4,600,037	$3,347,420	$10,135,580

Development costs	2,953,210	191,847	116,332	3,261,389

Capitalized interest	650,274	68,818	21,531	740,623

Capitalized taxes	217,571	—	17,306	234,877

Capitalized loan costs	245,208	58,584	—	303,792

Total	6,254,386	4,919,286	3,502,589	14,676,261

Less cumulative allocation to cost of sales	4,379,818	982,495	928,108	6,290,421

	$1,874,568	$3,936,791	$2,574,481	$8,385,840

	March 31, 2002 (Unaudited)

	Houston,	New
	Texas	Mexico	Arizona
	properties	properties	properties	Total

Land acquisition costs	$1,952,571	$4,600,537	$3,179,296	$9,732,404

Development costs	3,069,233	192,998	382,226	3,644,457

Capitalized interest	581,526	68,818	33,367	683,711

Capitalized taxes	208,398	—	18,331	226,729

Capitalized loan costs	227,843	58,584	—	286,427

Total	6,039,571	4,920,937	3,613,220	14,573,728

Less cumulative allocation to cost of sales	4,505,028	998,785	1,109,473	6,613,286

	$1,534,543	$3,922,152	$2,503,747	$7,960,442

         The above summaries include only properties with remaining unsold land. Properties are deleted when 100% developed and sold.

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE D — RELATED ENTITIES

         Related entity receivables/payables are as follows:

	December 31,	March 31,
	2001	2002

		(Unaudited)
Receivable from related entities

1st Realty Investments, Inc. (1)	$849,992	$849,992

Management Pool, LLC	25,293	24,353

Other	—	5,273

	$875,285	$879,618

Payable to related entities

Minority investors in Willow Springs Ranch, LLC	$134,962	$134,962

Arizona Legacy Ranches, LLC (2)	222,002	—

Minority investors in Glendale Condominiums, LLC (3)	613,114	624,949

Lafayette Financial Services (2)	—	94,562

Other	13,471	5,478

	$983,549	$859,951

(1)	1st Realty Investments, Inc, is a related company in which the Company owns a 14.3% interest. The primary asset of 1st Realty is a wholly-owned subsidiary that has a 25.52% ownership in Laguna at Arrowhead Apartments, L.L.C. which owns an apartment complex in Phoenix, Arizona. The receivable results primarily from the sale in 2000 of the wholly-owned subsidiary to 1st Realty for which the resulting gain is deferred. The receivable bears interest at 8% per annum, which will be recognized only upon sale of the project and receipt of distributions in excess of the carrying value of the receivable. The ownership interest in Laguna at Arrowhead Apartments, L.L.C. was pledged as collateral for a note payable to a corporation (see Note F). Unrecognized accrued interest was approximately $68,000 for 2001 and $19,000 for the quarter ended March 31, 2002.

(2)	Arizona Legacy Ranches is a real estate development partnership in which 1st Realty owns on 18.67% interest. The payable resulted from the purchase of certain real estate options from Arizona Legacy Ranches by the Company in 1999. The liability, including accrued interest at 8%, was settled in January 2002 with the transfer of 480 acres of Wagon Bow ranch property valued at $127,440 and issuance of a new note in the amount of $94,562.

(3)	The Company has a 70% interest in Glendale Condominiums, LLC. The land for the project was purchased from an individual and trust who own the other 30% of the project. The payable represents the balance due, including interest at 8% per annum for this purchase. The land cost and preliminary development costs for this project total $944,492 and $995,790 at December 31, 2001 and March 31, 2002, respectively and are included in land held for development and sale in Arizona properties.

NOTE E — OTHER ASSETS

Other assets consist of the following:

	December 31,	March 31,
	2001	2002

		(Unaudited)
Receivable from Municipal Utility District	$215,826	$229,351

Interest receivable from notes receivable	119,361	118,560

Financing reserve receivable, net of allowance of $71,089 at December 31, 2001 and $57,158 at March 31, 2002	46,438	59,072

Marketable securities	55,308	18,777

Prepaid expenses, deposits and advances	80,215	54,260

	$517,148	$480,020

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE F — NOTES PAYABLE

Notes payable consist of the following:

	December 31,	March 31,
	2001	2002

		(Unaudited)
Houston, Texas Properties

Notes payable to various financial institutions bearing interest at variable rates from 1% to 4% over prime. The interest payments are due monthly or quarterly and the loans have maturity dates from June 7, 2001 through June 23, 2005. The interest rate was 7.0% and 7.75% at December 31, 2001 and March 31, 2002, respectively. Minimum principal payments are required quar- terly on certain loans, but principal reductions are primarily made as developed lots are sold — collateralized by unsold properties and lots held for sale	$736,653	$472,752

New Mexico Ranch Properties

Note payable to financial institution, bearing interest at variable rate of 4% over annualized average weekly yield of U.S. Treasury securities, adjusted annually (7.9% at December 31, 2001 and March 31, 2002) Payments of $62,438 including interest are due quarterly through June 23, 2005 - collateralized by New Mexico real estate	1,880,545	1,837,677

Note payable to a corporation with monthly interest payments based on 9.5% annual rate, principal payable on May 31, 2002 - collateralized by New Mexico real estate	150,000	149,951

Arizona Ranch Properties

Note payable to a corporation and individuals, bearing interest at 8%. Interest is payable on each six-month anniversary of note and principal is due and payable on January 4, 2002 - collateralized by Arizona real estate (1)	698,162	—

Note payable to financial institution, bearing interest at variable rate of 4% over LIBOR, adjusted annually (6.42% at March 31, 2002). Interest payments of $18,307 are due quarterly but principal reductions are made as lots are sold, remaining balance due January 2, 2007 - collateralized by Arizona real estate	—	1,149,102

Other Arizona Properties

Note payable to a corporation, bearing interest at 8%, interest payable quarterly, due March 15, 2002, collateralized by the 1st Realty Investments, Inc. ownership interest in Laguna at Arrowhead Apartments L.L.C. (see Note K)	500,000	500,000

Other	19,944	19,602

	$3,985,304	$4,129,084

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE F — NOTES PAYABLE — Continued

(1)	These notes were paid on January 4, 2002 from the proceeds of a new promissory note in the amount of $1,200,000, bearing interest at 4% over LIBOR, payable on January 2, 2007, collateralized by Arizona real estate.

Aggregate annual maturities, giving effect to the refinancing described above, are as follows for the years ending December 31:

2002	$755,156

2003	84,947

2004	84,947

2005	84,947

2006	2,975,307

$3,985,304

NOTE G — SUBORDINATED DEBT

The Company’s operations have been partially financed with periodic advances in prior years from Amortibanc Investments, L.C. The advances are subordinate to the Company’s bank financing, bear interest at 8% to 10% and are due at various dates. The interest accrued on these advances has primarily been added to the subordinated debt. Payments on the debt are made only when cash flow, after payment of bank debt, is available from a land sale. The total advances and accrued interest due are $4,451,199 and $3,929,257 at December 31, 2001 and March 31, 2002 (unaudited) respectively.

Subordinated debt of $144,539, $4,500,000 and $90,195 was converted to equity in the Company by Amortibanc Investments, L.C. effective February 15, 2001, December 31, 2000 and March 31, 2002 (unaudited) respectively.

Effective February 15, 2001, $1,518,622 of the subordinated debt was collateralized with a note receivable from the sale of property in the amount of $1,542,725.

NOTE H — OPERATING LEASES

The Company leases office space, vehicles and equipment under operating leases. Future minimum lease payments under these agreements are as follows:

Year ending December 31
2002	$101,965

2003	103,105

2004	46,625

Total rent expense was $207,730 and $112,596 for the years ended December 31, 2001 and 2000, respectively, and $24,954 for the quarter ended March 31, 2002 (unaudited).

NOTE I — FINANCIAL INSTRUMENTS

The carrying amounts reflected in the consolidated balance sheet for cash and cash equivalents approximate fair value due to the short maturities of the instruments. Notes receivable approximate fair value considering the quality of the credit, payment terms, property sold and market based interest rates. Related entities’ receivables/payables bear market based rates and approximate fair value. The notes payable and subordinated debt also approximate fair value based on variable interest rates, payment terms and the Company’s current incremental borrowing rates for similar type borrowing arrangements.

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE J — PROFIT-SHARING RETIREMENT PLAN

The Company maintains a 401(k) profit-sharing plan for the benefits of its eligible employees. The Company makes a matching contribution equal to 50% of each participant’s eligible contributions to a maximum of 6% of each participant’s compensation. The Company can also make a discretionary contribution determined annually by the Board of Directors. Contribution expense incurred by the Company was $7,861 and $7,400 for the years ended December 31, 2001 and 2000, respectively, and $3,368 for the quarter ended March 31, 2002 (unaudited).

NOTE K — COMMITMENTS AND CONTINGENCIES

The Company has sold notes receivable with recourse upon nonpayment by the debtor of $837,971 in 2001 and $74,880 in the quarter ended March 31, 2002 that had remaining balances due of $1,005,134 and $929,431 as of December 31, 2001 and March 31, 2002 (unaudited), respectively.

The Company sold certain land to a development partnership for the construction of multi-family housing. In connection with this sale, the Company acquired a 15% profits interest in the partnership and a two-year option to acquire another 10% profits interest for $1,000, which was exercised on April 24, 2001. Any profits recognized from these interests will be recognized when realized by the partnership.

From time-to-time the Company is involved in litigation arising in the normal course of business. There is no outstanding litigation at the current time, other than as discussed below.

The Company entered into a merger agreement with quepasa.com as of August 6, 2001. In October 2001, in order to induce the Company to amend and extend the original merger agreement, quepasa.com loaned the Company $500,000 (“the loan”). In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. The Company believes that it is entitled to this termination fee, which would result in the loan being deemed paid in full, and has filed a declaratory judgment action against quepasa.com on that issue. quepasa.com has filed a counterclaim, alleging that it is entitled to the termination fee and seeking to foreclose on the loan. Management does not believe that the ultimate resolution of this matter will have a material adverse effect on the Company’s financial condition, results of operations or cash flows. The $500,000 loan from quepasa.com is reflected in notes payable at December 31, 2001 and at March 31, 2002.

The termination of the merger agreement also terminated the warrant that was issued to Amortibanc Investments, L.C. to purchase 14,827,175 common shares of the Company.

The Company entered into five-year employment agreements with its president and senior vice president during 2001. In the event the Company consummates an acquisition (as defined in the agreement) during the terms of the agreement, the contracts provide for salary increases and issuance of options to acquire a total of 1,125,000 common shares of the surviving corporation at a price not to exceed the fair market value of such shares on the closing date of the acquisition. The agreements also provide for severance payments upon termination in the amount of the total compensation for the remainder of the contract terms and a consulting arrangement upon retirement of the president.

GREAT WESTERN LAND AND RECREATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED

(March 2002 information is unaudited)

NOTE K — COMMITMENTS AND CONTINGENCIES — Continued

The Company also has established a 2001 stock option plan and has reserved 3,500,000 shares to be issued under the plan. All employees are eligible to participate in this plan and participants shall be selected by an Administrative Committee, consisting of not less than three members of the Company’s Board of Directors. At December 31, 2001, there were no options issued or outstanding. During the quarter ended March 31, 2002 (unaudited), 1,900,000 options were issued, all of which remained outstanding at March 31, 2002.

NOTE L — SUBSEQUENT EVENT

Effective June 28, 2002, the sole shareholder of GWLR, Inc. contributed an additional $719,000 of capital to the company through the conversion of subordinated debt to preferred stock.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma balance sheet as of March 31, 2002 and statements of operations for the year ended December 31, 2001 and the quarter ended March 31, 2002 give effect to the issuance of common shares of 1st Realty Investments, Inc (the Company) for the acquisition of the common stock of Great Western Land and Recreation, Inc. (“Great Western”) as if the acquisition were consummated on January 1, 2001.

Due to the common ownership and control of the companies, the transaction will be accounted for similar to a pooling of interests, with the assets and liabilities of both companies being combined at their historical cost.

The pro forma information should not be considered an indication of actual results of operations that would have occurred if the acquisition had been in effect on the dates indicated, and the information should be read in conjunction with the financial statements and related footnotes for Great Western, included elsewhere herein, and the financial statements and related footnotes for 1st Realty included in the Annual Report on Form 10KSB for the year ended August 31, 2001 and the quarterly reports on Form 10QSB for the quarters ended November 30, 2001, February 28, 2002 and May 31, 2002.

GREAT WESTERN LAND AND RECREATION, INC.
AND 1ST REALTY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2002
(Unaudited)

	Great	1st	Pro forma		Pro forma
	Western	Realty	adjustments		balances

ASSETS

Cash and cash equivalents	$232,054	$64,874	$—		$296,928

Notes receivable	1,954,902	67,112	—		2,022,014

Land held for development and sale	7,960,442	—	—		7,960,442

Receivable from related entities	879,618	—	(849,992	)(d)	29,626

Property and equipment	169,308	209	—		169,517

Investment in unconsolidated company	—	669,450	(669,450	)(c)	—

Other	480,020	14,339	—		494,359

	$11,676,344	$815,984	$(1,519,442)		$10,972,886

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Notes payable	$4,129,084	$—	$—		$4,129,084

Subordinated debt	3,929,257	—	—		3,929,257

Payable to related entities	859,951	1,114,802	(849,992	)(d)	873,659

			(76,888	)(d)

			(18,800	)(d)

			(155,414	)(d)

Accounts payable and other accrued liabilities	322,905	23,708	—		346,613

Real estate taxes payable	42,159	—	—		42,159

Deferred gain	718,820	—	(718,820	)(c)	—

Total liabilities	10,002,176	1,138,510	(1,819,914)		9,320,772

Stockholder’s equity

Preferred stock	—	—	—		—

Common stock	18,905	17,519	(15,332	)(a)	20,779

			(313	)(a)

Additional paid-in capital	2,182,561	45,401	15,332	(a)	2,243,294

Accumulated other comprehensive loss	(9,777)	—	—		(9,777)

Accumulated deficit	(517,521)	(385,446)	300,472	(b),(c),(d)	(602,495)

Treasury stock	—	—	313	(a)	313

Total stockholder’s equity	1,674,168	(322,526)	300,472		1,652,114

	$11,676,344	$815,984	$(1,519,442)		$10,972,886

GREAT WESTERN LAND AND RECREATION, INC.
AND 1ST REALTY INVESTMENTS, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2001
(Unaudited)

	Great	1st	Pro forma		Pro forma
	Western	Realty	adjustments		balances

Land and lot sales	$8,719,238	$—	$—		$8,719,238

Cost of land and lot sales	5,386,175	—	—		5,386,175

Gross profit on sales	3,333,063	—	—		3,333,063

Operating, selling, general and administrative expense	2,584,003	128,350	(155,414	)(b)	2,556,939

	749,060	(128,350)	155,414		776,124

Other income (expense)

Interest expense	(868,826)	(76,888)	76,888	(b)	(868,826)

Interest income	262,120	20,821	—		282,941

Equity in losses of unconsolidated company	—	(149,225)	23,272	(c)	(125,953)

Other income	94,052	—	—		94,052

	(512,654)	(205,292)	100,160		(617,786)

Net income (loss)	$236,406	$(333,642)	$255,574		$158,338

Net income per share, pro forma					$0.01

Pro forma shares outstanding					20,779,508

GREAT WESTERN LAND AND RECREATION, INC.
AND 1ST REALTY INVESTMENTS, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the quarter ended March 31, 2002
(Unaudited)

	Great	1st	Pro forma		Pro forma
	Western	Realty	adjustments		balances

Land and lot sales	$764,717	$51,351	$—		$816,068

Cost of land and lot sales	429,953	—	—		429,953

Gross profit on sales	334,764	51,351	—		386,115

Operating, selling, general and administrative expense	613,864	4,478	—		618,342

	(279,100)	46,873	—		(232,227)

Other income (expense)

Interest expense	(249,656)	(18,800)	18,800	(d)	(249,656)

Interest income	42,927	1,147	—		44,074

Equity in losses of unconsolidated company	—	(26,098)	26,098	(c)	—

Other income	143,197	—	—		143,197

	(63,532)	(43,751)	44,898		(62,385)

Net income (loss)	$(342,632)	$3,122	$44,898		$(294,612)

Net loss per share, pro forma					$(0.01)

Pro forma shares outstanding					20,779,508

NOTES TO PRO FORMA FINANCIAL INFORMATION

1.	Basis of presentation

The unaudited pro forma balance sheet March 31, 2002 and the pro forma statements of operations for the year ended December 31, 2001 and the quarter ended March 31, 2002 have been prepared assuming the purchase of Great Western by 1st Realty as of January 1, 2001.

Due to the common ownership and control of the companies, the transaction will be accounted for similar to a pooling of interests, with the assets and liabilities of both companies being combined at their historical cost.

2.	Pro forma adjustments

(a) A pro forma adjustment was made to reflect the 1-for-8 reverse stock split prior to the merger. In addition, a pro forma adjustment was made to reflect the conversion of the 2,500,000 shares of 1st Realty stock currently held by Great Western to treasury stock.

(b) A pro forma adjustment was made to reflect the elimination of interest expense on the payable from 1st Realty to Great Western that had been recorded as expense by 1st Realty, but which had not been recorded as interest income by Great Western of $76,888 during 2001, and the elimination of $155,414 of reserve taken by Great Western during 2001 regarding its receivable from 1st Realty.

(c) A pro forma adjustment was made to reflect the elimination of the $718,820 deferred gain recorded by Great Western in connection with the sale of its ownership interest in Laguna at Arrowhead Apartments L.L.C. to 1st Realty in 2000. This adjustment was offset by eliminating the investment in unconsolidated company balance on 1st Realty’s books of $669,450 at March 31, 2002, by eliminating $26,098 of 1st Realty’s equity in losses of unconsolidated company in the quarter ended March 31, 2002 and by eliminating $23,272 of 1st Realty’s equity in losses of unconsolidated company during 2001.

(d) A pro forma adjustment was made to reflect the elimination of the $1,101,094 payable from 1st Realty to Great Western at March 31, 2002. This adjustment was offset by eliminating interest expense on the payable that had been recorded as expense by 1st Realty, but which had not been recorded as interest income by Great Western of $18,800 in the quarter ended March 31, 2002, and by eliminating $849,992, the net balance receivable on Great Western’s books.

EXHIBIT A
CONSENT ACTION IN WRITING
OF THE
MAJORITY STOCKHOLDERS
OF
1ST REALTY INVESTMENTS, INC.
(A NEVADA CORPORATION)

IN LIEU OF MEETING

The undersigned, representing a majority of the voting power of the stockholders of 1st Realty Investments, Inc, a Nevada corporation (the “Corporation) acting pursuant to Section 78.320 of the Nevada Revised Statutes, and the Bylaws of the Corporation, hereby consents to take the following actions and adopts the following resolutions effective as of July 25, 2002.

ELECTION OF DIRECTORS

APPROVE the election of the following persons as directors of the Corporation until the next annual meeting of stockholders:

Jay N. Torok

William Szilagyi

Roger B. Clark

Daniel Tracy

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

APPROVE the appointment of Grant Thornton, LLC as auditors of the Corporation for the year 2002.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT AN
EIGHT-TO-ONE REVERSE SPLIT OF THE CORPORATION’S COMMON STOCK

WHEREAS the Corporation’s board of directors has approved and recommended to the stockholders for approval, amending the Articles of Incorporation of the Corporation, as amended and as filed with the Secretary of State of the State of Nevada (“Articles of the Corporation”); the undersigned do hereby

APPROVE amending the Articles of the Corporation by amending Article FOURTH thereof to provide for an eight-to-one reverse stock split of the Corporation’s Common Stock by adding the following language at the end of Article FOURTH:

Upon this Certificate of Amendment to the Articles of Incorporation becoming effective pursuant to the Nevada Revised Statutes (the “Effective Time”), each authorized share of Common Stock, par value $.001 per share, whether or not issued and outstanding (“Existing Shares”), shall thereupon be reclassified and changed into and become one-eighth of one share of Common Stock, par value $.001 per share (“New Shares”) and each outstanding right, option and warrant issued by the Company, prior to the date hereof, to purchase shares of common stock shall be converted into a right, option or warrant, as the case may be, to purchase common stock at the rate of one New Share for each eight shares of common stock. Fractional New Shares will not be issued; instead any fractions shall be rounded up to the next whole share. Upon the Effective Time, each certificate formerly representing a stated number of Existing Shares shall thereupon be a certificate for and shall represent one-eighth of the number of Existing Shares as is stated on such certificate. As soon as practicable after the Effective Time, stockholders as of the date of the reclassification will be notified thereof, and, upon their delivery of their certificates for Existing Shares to the Corporation, will be sent stock certificates representing their New Shares, rounded up to the nearest whole number. No fractional share certificates for Existing Shares will be issued

1

in connection with this reverse stock split. Following this reverse split, the Corporation will have 3,125,000 shares of common stock, par value $.001, authorized, and 2,187,359 shares of common stock, par value $.001, outstanding.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES
OF THE CORPORATION’S COMMON STOCK

WHEREAS the Corporation’s board of directors has approved and recommended to the stockholders for approval, amending the Articles of the Corporation to increase the number of authorized shares of common stock to 30,000,000 shares; the undersigned do hereby

APPROVE amending the Articles of the Corporation by amending the first paragraph of Article FOURTH in its entirety to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Company has authority to issue is 30,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of Series Preferred Stock, par value $.001 per share (the “Preferred Stock”).

MERGER OF GREAT WESTERN LAND AND RECREATION, INC.
WITH AND INTO THE CORPORATION

WHEREAS the Corporation’s board of directors has approved and recommended to the stockholders for approval, the merger of Great Western Land and Recreation, Inc., a Delaware corporation (“Great Western”), with and into the Corporation (the “Merger”); and

WHEREAS there exist common directors, officers and financial interests between Great Western and the Corporation; and

WHEREAS such common directors, officers and financial interests between Great Western and the Corporation have been fully disclosed to and are known to the undersigned stockholders of the Corporation; the undersigned do hereby

APPROVE the Merger of Great Western with and into the Corporation, as more fully set forth in the Agreement and Plan of Merger (“Merger Agreement”) attached hereto as Exhibit A and incorporated herein by reference, subject to satisfaction of the terms and conditions contained in the Merger Agreement.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO EFFECT CHANGE IN NAME

WHEREAS the Corporation’s board of directors has approved and recommended to the stockholders for approval, amending the Articles of the Corporation to change the name of the Corporation, effective immediately after the effectiveness of the Merger, to Great Western Land and Recreation, Inc.; the undersigned do hereby

APPROVE amending the Articles of the Corporation to be effective immediately after the effectiveness of the Merger by amending Article FIRST in its entirety to read, “The name of the Corporation is GREAT WESTERN LAND AND RECREATION, INC.”

ADOPTION OF THE
GREAT WESTERN LAND AND RECREATION STOCK OPTION PLAN

APPROVE the adoption by the Corporation of an employee stock option plan, to be effective immediately after the effectiveness of the Merger, identical in all material respects to the Stock Option Plan currently in

2

place at Great Western, a copy of which is attached as Exhibit B and incorporated herein by reference. The purpose of the plan will be to enhance stockholder value and financial performance by attracting, retaining and motivating the Corporation’s officers, directors, employees and consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Corporation’s success through stock ownership.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO (A) EFFECT A
SECOND REVERSE SPLIT OF THE CORPORATION’S COMMON STOCK,
(B) DELEGATE TO THE BOARD OF DIRECTORS THE AUTHORITY
TO IMPLEMENT SUCH SECOND REVERSE SPLIT AT A FUTURE DATE
AND (C) AMEND THE ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES
OF THE CORPORATION’S COMMON STOCK

WHEREAS the Corporation’s board of directors believes that it will be in the interest of the Corporation and its stockholders to apply for listing on a stock exchange or an automated quotation system; and

WHEREAS to meet the listing standards of such exchange or automated quotation system, the Corporation may need, among other things, to effect a reverse stock split; and

WHEREAS the board of directors has approved and recommended to the stockholders (A) a reverse stock split in an amount of up to a five-to-one reverse split, (B) the grant to the Corporation and its president the right to implement this reverse stock split to the extent reasonably required for the purpose of meeting the listing standards of an exchange or automated quotation system and (C) immediately following such stock split to increase of the authorized number of shares of the Corporation’s common stock to 30,000,000 shares; the stockholders hereby

APPROVE, to the extent the president has approved the reverse stock split referred to in the preceding paragraph, amending the Articles of the Corporation by amending Article FOURTH thereof to provide for an up to five-to-one reverse stock split (the “Second Split”) of the Corporation’s Common Stock by adding the following language at the end of Article FOURTH where the * shall be replaced by the number of existing shares (up to five) to be replaced by one new share and the # shall be replaced by number of shares of common stock outstanding immediately before this reverse stock split:

Upon this Certificate of Amendment to the Articles of Incorporation becoming effective pursuant to the Nevada Revised Statutes (the “[*]-to-1 Reverse Stock Split Effective Time”), each authorized share of Common Stock, par value $.001 per share, whether or not issued and outstanding (“[*]-to-1 Existing Shares”), shall thereupon be reclassified and changed into and become one-[*th] of one share of Common Stock, par value $.001 per share (“[*]-to-1 New Shares”) and each outstanding right, option and warrant issued by the Corporation, prior to the date hereof, to purchase shares of common stock shall be converted into a right, option or warrant, as the case may be, to purchase common stock at the rate of one [*]-to-1 New Share for each [*] shares of common stock. Fractional [*]-to-1 New Shares will not be issued; instead any fractions shall be rounded up to the next whole share. Upon the [*]-to-1 Stock Split Effective Time, each certificate formerly representing a stated number of [*]-to-1 Existing Shares shall thereupon be a certificate for and shall represent one-[*th] of the number of [*]-to-1 Existing Shares as is stated on such certificate. As soon as practicable after the [*]-to-1 Stock Split Effective Time, stockholders as of the date of the reclassification will be notified thereof, and, upon their delivery of their certificates for [*]-to-1 Existing Shares to the Corporation, will be sent stock certificates representing their [*]-to-1 New Shares, rounded up to the nearest whole number. No fractional share certificates for [*]-to-1 Existing Shares will be issued in connection with this reverse stock split. Following this reverse split, the Corporation will have [# divided by *] shares of common stock, par value $.001, authorized, and [30,000,000 divided by *] shares of common stock, par value $.001, outstanding.

3

APPROVE, when and if the Second Split is effected, amending the Articles of the Corporation by amending the first paragraph of Article FOURTH in its entirety to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Company has authority to issue is 30,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of Series Preferred Stock, par value $.001 per share (the “Preferred Stock”).

APPROVE that to the extent that the Second Split is effected, it must occur within 24 months from the date effective date of the Merger, but in any event no later than January 31, 2005.

GENERAL RESOLUTIONS

NOW, THEREFORE, BE IT RESOLVED, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

STOCKHOLDERS:

/s/ Roger B. Clark	/s/ Jessica L. Szilagyi

Roger B. Clark	Jessica L. Szilagyi

/s/ Armando Nelson	/s/ William Szilagyi

Great Northern Literary Society Armando Nelson, President	William Szilagyi

/s/ Jay N. Torok	/s/ William C. Szilagyi

Great Western Land and Recreation Jay N. Torok, President	William C. Szilagyi

/s/ Maxwell Hodgkins	/s/ David Theroux

Maxwell Hodgkins	David Theroux

/s/ Roger J. Krystopa	/s/ Diana L. Torok

Roger J. Krystopa	Diana L. Torok

/s/ Holly M. Rice	/s/ Jay N. Torok

Holly M. Rice	Jay N. Torok

/s/ Andrew D. Szilagyi	/s/ Jay N. Torok

Andrew D. Szilagyi	Julius Torok Trust Jay N. Torok, Authorized Representative

/s/ Jeffrey T. Szilagyi	/s/ Michelle Williamson

Jeffrey T. Szilagyi	Michelle Williamson

/s/ Bryan Szilagyi

Bryan Szilagyi

4